Exhibit 4.18

High-trigger loss-absorbing  additional  tier  1  capital  instrument

Issuer	UBS Group AG
ISIN	US902613AG32 (144A) / USH42097CL90 (Reg S)
Issue Date	02.06.2021
Currency	USD
Nominal (million)	750.0
Interest Rate	3.875% [1]
Maturity Date	perpetual
First Call Date	02.06.2026

1  Rate subject  to  change  after  first  call  date.

TERMS AND  CONDITIONS  OF  THE  NOTES

The terms  and conditions of  the  Tier  1 Capital Notes  issued by UBS Group AG  are  as  follows:

1.                    DEFINITIONS

"Additional Amounts" has the meaning assigned to such term in clause (b) of Condition 9 (Taxation).

"Additional  Tier  1  Capital"  means,  at  any  time,  any  item  that  qualifies  as  additional  tier  1  capital  (zusätzliches  Kernkapital) under National  Regulations  at such time.

"Agent  Insolvency  Event"  has  the  meaning  assigned  to  such  term  in  subclause (c)(ii) of  Condition  8  (Payments; Agents).

"Agents" means the Fiscal Agent, the Registrar, the Calculation Agent, the Swiss Paying Agent and any other agent from time to time appointed pursuant to the terms of the Fiscal Agency Agreement.

"Alignment  Event"  has  the  meaning  assigned  to  such  term  in  clause (a) of  Condition 12 (Substitution  and  Amendment).

"Alternative Loss Absorption Date" has the meaning assigned to such term in clause (f) of Condition  7  (Contingent  Write-down).

"Auditor" means the accounting firm (i) appointed by the Board of Directors of the Group Holding Company or the shareholders of the Group Holding Company, as the case may be, to provide, among other things, audit and/or review opinions on the Group Holding Company's financial statements,  and  (ii) approved by  FINMA  in  accordance  with  the  Financial  Market  Supervisory  Act  (Finanzmarktaufsichtsgesetz)  of 22 June 2007, as  amended  from time to time.

"Authorised  Signatories"  means  any  two  authorised  officers  of  the  Issuer  signing  jointly.

"Balance Sheet Date" means (i) with respect to any Ordinary Publication Date, the cut-off date for the measurement of the CET1 Ratio in the Quarterly Financial Accounts published on such Ordinary  Publication  Date,  and  (ii)  with  respect  to  any  Extraordinary  Publication  Date,  the  cut-off  date for the Reviewed Interim Measurement published upon the instruction of FINMA on such Extraordinary Publication Date.

"Bankruptcy  Event"  means  any  of  the following events  with  respect  to  the Issuer: (i) the adjudication of bankruptcy (Konkurseröffnung) pursuant to articles 171, 189, 190, 191 or 192 of the DEBA, including, without limitation, in connection with article 725a of the Swiss Code, (ii) the granting  of  a  provisional  or  definitive  stay  of  execution  (provisorische  oder  definitive  Nachlassstundung) pursuant to article 293 et seq. of the DEBA, (iii) the ordering of restructuring proceedings (Sanierungsverfahren) pursuant to articles 28 to 32 of the FBA or pursuant to any successor  or  analogous  Swiss  law  or  regulation  applicable  to  bank  holding  companies  in  Switzerland  such  as  UBS Group AG, and/or  (iv) the ordering  of  liquidation  proceedings  (Liquidation) pursuant to articles 33 to 37g of the FBA or pursuant to any successor or analogous Swiss  law  or  regulation  applicable  to  bank  holding  companies  in  Switzerland  such  as  UBS  Group  AG;  provided,  however,  that  none  of  the  following  will  constitute  a  Bankruptcy  Event:

(x) mere debt collection proceedings (Betreibungsverfahren) pursuant to article 38 et seq. of the DEBA,  (y) proceedings in  connection  with  a  freezing  order  (Arrestverfahren)  pursuant  to  article 271 et  seq.  of  the  DEBA,  and/or  (z) the institution  of  protective  measures  (Schutzmassnahmen) pursuant to article 26 of the FBA or pursuant to any successor or analogous Swiss  law  or  regulation  applicable  to  bank  holding   companies in  Switzerland  such  as  UBS Group AG, including, in the case of each of subclauses (x), (y) and (z), any steps (other than any steps described in clauses (i) through (iv) of this definition) taken under or in connection therewith.

"BIS  Regulations"  means,  at  any  time,  the  capital  adequacy  standards  and  guidelines  promulgated  by the Basel Committee on Banking Supervision, as implemented by FINMA in Switzerland at such time.

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"BIS Risk Weighted Assets" means, as of any Balance Sheet Date, the aggregate amount, in the Presentation Currency, of risk-weighted assets of the Group as of such Balance Sheet Date, as determined by the Group Holding Company pursuant to the BIS Regulations applicable to the Group Holding Company as of such Balance Sheet Date, and as (i) disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) may be disclosed as a component of the Reviewed Interim Measurement published upon the instruction of FINMA on the relevant Extraordinary Publication Date, as applicable. For the avoidance doubt, the term "risk-weighted  assets"  as  used  in  this  definition  has  the  meaning  assigned  to  such  term  in  the  BIS  Regulations  in  effect  as  of the relevant  Balance Sheet Date.

"Business  Day"  means  a  day  (other  than  a  Saturday  or  a  Sunday)  on  which  commercial  banks  and  foreign exchange markets settle payments and are open for general business (including, without limitation, dealing in foreign exchange and foreign currency deposits) in London, New York City and Zurich.

"Calculation Agent" means UBS AG, in its capacity as calculation agent for the Notes, and includes any successor calculation agent for the Notes appointed in accordance with the terms of the  Fiscal  Agency  Agreement.

"Calculation  Amount"  means  USD 1,000.

"Capital Adequacy Ordinance" means the Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers, which entered into force on 1 January 2013, as amended  from  time to time,  or  any  successor Swiss law or regulation.

"Certificate"  means  a  Global  Certificate  and/or  a  Definitive  Certificate,  as  the  case  may be.

"CET1 Capital" means, as of any Balance Sheet Date, the aggregate amount, in the Presentation Currency, of items that constitute common equity tier 1 capital of the Group as of such Balance Sheet Date, less any deductions from common equity tier 1 capital required to be made, in each case  as  determined  by  the  Group  Holding  Company  pursuant  to  the  BIS  Regulations  applicable  to  the Group Holding Company as of such Balance Sheet Date, and as (i) disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) may be disclosed as a component of the Reviewed Interim Measurement published upon the instruction of FINMA on  the  relevant  Extraordinary  Publication  Date,  as  applicable.  For  the  avoidance  of  doubt,  the  term  "common equity tier 1 capital" as used in this definition has the meaning assigned to such term in the BIS Regulations  in  effect  as  of the relevant Balance  Sheet  Date.

"CET1 Ratio" means, as of any Balance Sheet Date, the CET1 Capital as of such Balance Sheet Date, divided by the BIS Risk Weighted Assets as of such Balance Sheet Date, expressed as a percentage,  such  ratio  (or  the  components  thereof)  as  determined  by  the  Group  Holding  Company,  and (i) as disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) constituting (or as disclosed in) the Reviewed Interim Measurement published upon the instruction of FINMA on the relevant Extraordinary Publication Date, as applicable.

"Clearstream,  Luxembourg"  means  Clearstream  Banking  S.A.

"Code"  has  the  meaning  assigned to such  term in clause (c)  of  Condition 9 (Taxation).

"Compliant Securities" means securities issued by UBS Group AG or any of its subsidiaries that have economic terms not materially less favourable to a Holder than these Terms and Conditions (as  reasonably  determined  by  the  Issuer),  provided  that:

(a)                  such securities  (A)  include  terms  that  provide  for  the  same  interest  rate  and  principal  from  time to time applying to the Notes, (B) rank pari passu with the Notes and (C) preserve any existing rights under these Terms and Conditions to any accrued and unpaid interest that  has  not  been  satisfied;

(b)                  where such securities are issued by a subsidiary of UBS Group AG, UBS Group AG has irrevocably  and  unconditionally  guaranteed  to  the  holders  of  such  securities,  on  a  subordinated  basis  corresponding  mutatis  mutandis  to  Condition  4  (Status  and

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Subordination),  the  due  and  punctual  payment  of  all  amounts  due  and  payable  by  such  subsidiary  under,  or  in  respect  of,  such  securities  pursuant  to  article  111  of  the  Swiss  Code;

(c)                  where the Notes that have been substituted or amended were listed immediately prior to their  substitution  or  amendment,  such  securities  are  listed  on  (A)  the  SIX  Swiss  Exchange  or  (B) such other internationally recognised  stock exchange selected  by the Issuer;  and

(d)                  where the Notes that have been substituted or amended were rated by a rating agency immediately  prior  to  such  substitution  or  amendment,  each  such  rating  agency  has  ascribed, or announced its intention to ascribe and publish, an equal or higher rating to such securities.

"Contingent  Write-down"  means  the  events  described  in  subclauses (i) through  (iii)  of  clause  (d)  of  Condition 7 (Contingent  Write-down).

"Day  Count  Fraction"  means,  in  respect  of  any  period  (the  "Calculation  Period"),  the  number  of  days  in the Calculation Period divided  by  360 calculated on  a formula basis  as  follows:

"Y 1" is  the  year,  expressed  as  a  number,  in  which  the  first  day  of  the  Calculation  Period   falls;

"Y 2" is  the  year,  expressed  as  a  number,  in  which  the  day  immediately  following  the  last   day included in  the Calculation Period falls;

"M 1" is  the  calendar  month,  expressed  as  a  number,  in  which  the  first  day  of  the   Calculation Period falls;

"M 2" is  the  calendar  month,  expressed  as  number,  in  which  the  day  immediately   following the last day  included in the  Calculation  Period falls;

"D 1" is  the  first  calendar  day,  expressed  as  a  number,  of  the  Calculation  Period,  unless   such number would  be  31, in which  case  D 1  will be 30; and

"D 2" is the calendar day, expressed as a number, immediately following the last day  included in the Calculation Period, unless such number would be 31 and D1  is greater than 29, in which  case D2  will be  30.

"DEBA" means the Swiss Federal Debt Enforcement and Bankruptcy Act of 11 April 1889, as amended  from  time to time.

"Definitive Certificate" has the meaning assigned to such term in subclause (c)(i) of Condition 2 (Amount,  Denomination  and  Form).

"Depositary"  means  DTC  or  any  other  Relevant  Clearing  System  outside  of  Switzerland  designated as Depositary by the Issuer; provided, however, that, irrespective of the number of Regulation S Global Certificates  and/or  Rule 144A Global  Certificates,  as  the  case  may  be,  outstanding,  there will be no more than one Depositary for  the Notes at any time.

"Distributable Items" means, in respect of an Interest Payment Date, the aggregate of (i) net profits carried forward and (ii) freely distributable reserves, in each case, less any amounts that must be contributed to legal reserves under applicable law, all in UBS Group AG's reporting currency and as  appearing  in  the  Relevant  Accounts.

"Distribution Compliance Period" means the 40-day period commencing on (and including) the later  of  (i)  the  day  on  which  the  Notes  are  first  offered  to  Persons  other  than  distributors  (as  defined

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in Regulation S under the US Securities Act), and (ii) the day on which the closing of the offering of  the Notes occurs.

"DTC" means The Depository Trust Company.

"Euroclear"  means  Euroclear  Bank SA/NV.

"Event  of  Default"  has  the  meaning  assigned  to  such  term  in  clause  (a)  of  Condition  11  (Events  of  Default).

"Extraordinary  Publication Date" means the Business Day on which a Reviewed Interim Measurement is published upon the instruction of FINMA, after FINMA has determined that the conditions  for  issuing  a  Trigger  Event  Write-down  Notice  in  accordance  with  Condition 7 (Contingent  Write-down) have been  met.

"Extraordinary  Trigger  Event  Notice  Date"  has  the  meaning  assigned  to  such  term  in  subclause (b)(i) of Condition 7  (Contingent  Write-down).

"FBA" means the Swiss Federal Act on Banks and Savings Institutions of 8 November 1934, as amended  from  time to time.

"FINMA" means the Swiss Financial Market Supervisory Authority FINMA and any successor thereto.

"First  Call  Date"  means 2 June  2026.

"Fiscal Agency Agreement" means the fiscal agency agreement dated as of 10 February 2021 among the Issuer, the Fiscal Agent, the Registrar, the Calculation Agent, the Swiss Paying Agent and the other Agents from time to time party thereto, as may be amended, supplemented or otherwise  modified  from  time  to  time.

"Fiscal  Agent"  means  Deutsche  Bank  Trust  Company  Americas,  in  its  capacity  as  fiscal  agent  for  the Notes, and includes any successor fiscal agent for the Notes appointed in accordance with the terms  of the Fiscal Agency  Agreement.

"Fixed  Interest  Rate"  means  3.875  per  cent.  per  annum.

"Former Residence" has the meaning assigned to such term in subclause (a)(v) of Condition 14 (Issuer  Substitution).

"Global  Certificate"  means  a  Regulation  S  Global  Certificate  and/or  Rule  144A  Global  Certificate, as the case may be.

"Going-Concern  LR  Requirement"  means  a  requirement  under  National  Regulations  for  systemically relevant banks (systemrelevante Banken) to hold a minimum amount of going- concern capital (Eigenmittel zur ordentlichen Weiterführung der Bank), which amount is set by reference  to  the  leverage ratio (Höchstverschuldungsquote) of such bank.

"Going-Concern RWA Requirement" means a requirement under National Regulations for systemically relevant banks (systemrelevante Banken) to hold a minimum amount of going- concern capital (Eigenmittel zur ordentlichen Weiterführung der Bank), which amount is set by reference  to  the risk weighted  assets  (risikogewichtete Positionen)  of such bank.

"Group"  means,  at  any  time,  the  Group  Holding  Company  and  all  its  subsidiaries  and  other  entities  that  are  included  in  the  Group  Holding  Company's  consolidated  capital  adequacy  reports  prepared  pursuant  to  National Regulations.

"Group Holding Company" means, at any time, the top Swiss holding company at such time of the financial group to which UBS Group AG belongs for purposes of preparing consolidated capital  adequacy  reports  pursuant  to  National  Regulations.  As  at  the  Issue  Date,  the  Group  Holding  Company is UBS  Group  AG.

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"Higher-Trigger Amount" means, as of any Publication Date, the sum of (i)  the maximum portion of  the  aggregate  principal  amount,  in  the  Presentation  Currency  of  the  Quarterly  Financial  Accounts or Reviewed Interim Measurement, as the case may be, to which such Publication Date relates,  of  all  Higher-Trigger  Contingent  Capital,  if  any,  outstanding  on  the  relevant  Balance  Sheet  Date  that  could  be  converted  into  equity  and/or  fully  or  partially  written  down,  or  otherwise  operate  to increase the CET1 Capital, if a Higher-Trigger Write-down/Conversion Notice were delivered in accordance with the terms thereof, and (ii) the maximum portion of the aggregate principal amount, in the Presentation Currency of the Quarterly Financial Accounts or Reviewed Interim Measurement, as the case may be, to which such Publication Date relates, of all Higher-Trigger Contingent  Capital,  if  any,  issued  after  the  relevant  Balance  Sheet  Date,  but  prior  to  such  Publication Date, that could be converted into equity and/or fully or partially written down, or otherwise operate to increase the CET1 Capital, if a Higher-Trigger Write-down/Conversion Notice were delivered in accordance with the terms thereof, in the case of each of clauses (i) and (ii),  as  determined  by  UBS  Group  AG.  For  purposes  of  clause  (ii)  of  this  definition  and,  in  the  case  of an Extraordinary Publication Date, clause (i) of this definition, the aggregate principal amount of any Higher-Trigger Contingent Capital that is not denominated in the Presentation Currency will be converted into the Presentation Currency at the applicable prevailing exchange rate on the last Business Day preceding the relevant Publication Date, as determined by UBS Group AG. In the  case  of  an  Ordinary  Publication  Date,  for  purposes  of  clause  (i)  of  this  definition,  the  aggregate  principal  amount  of  any  Higher-Trigger  Contingent  Capital  that  is  not  denominated  in  the  Presentation  Currency  will  be  converted  into  the  Presentation  Currency  at  the  applicable  exchange  rate  used for such purposes in the relevant Quarterly  Financial  Accounts.

"Higher-Trigger Contingent Capital" means any instrument issued by, or any other obligation of,  any  member  of  the  Group  that  (i)  is  issued  or  owed  to  holders  that  are  not  members  of  the  Group  and  (ii) is required  pursuant  to  its  terms  to  be  converted  into  equity  and/or  fully  or  partially  written  down, or otherwise operating to increase the CET1 Capital, when the CET1 Ratio (or equivalent capital  measure  of  the  Group  described  in  the  terms  and  conditions  thereof)  falls  below  a  threshold  that  is  higher  than  the  Write-down  Threshold  (with  respect  to  the  relevant  Higher-Trigger  Contingent  Capital, its "Higher-Trigger Threshold").

"Higher-Trigger Threshold" has the meaning assigned to such term in the definition of the term "Higher-Trigger Contingent Capital".

"Higher-Trigger Write-down/Conversion Date" has the meaning assigned to such term in the definition of the term "Higher-Trigger  Write-down/Conversion  Notice".

"Higher-Trigger Write-down/Conversion Notice" means a notice delivered pursuant to the terms  of  any  Higher-Trigger  Contingent  Capital  that  notifies  the  holders  thereof  that  the  CET1 Ratio (or similar measure or other event described in the terms and conditions of such Higher-Trigger  Contingent  Capital)  has  fallen  below  its  Higher-Trigger  Threshold  and,  consequently, that such Higher-Trigger Contingent Capital will be converted into equity and/or fully or partially written down, or otherwise operate to increase the CET1 Capital, as applicable, as of a particular date (such date, the "Higher-Trigger Write-down/Conversion Date"). For the avoidance of doubt, if the terms and conditions of such Higher-Trigger Contingent Capital permit FINMA  to  waive  the  conversion  into  equity  and/or  write-down  of  such  Higher-Trigger  Contingent  Capital notwithstanding the fact that the CET1 Ratio (or similar measure or other event described in the terms and conditions of such Higher-Trigger Contingent Capital) has fallen below the Higher-Trigger Threshold, the non-issuance of such a waiver by FINMA between the relevant Publication Date and the Trigger Event Notice Date shall be deemed equivalent to the delivery of a Higher-Trigger Write-down/Conversion Notice for purposes of subclause (b)(ii) of Condition 7 (Contingent  Write-down).

"Holder" means, with respect to any Note, the Person in whose name the Certificate representing such  Note  is registered in  the  Register.  For  the  avoidance  of  doubt,  with  respect  to  Notes  represented by a Global Certificate, no Indirect Holder or other Person will be a Holder for purposes of these Terms and Conditions or such Notes or have any rights, or be owed any obligations  by  the Issuer, under such Notes.

"Indirect  Holder"  means,  with  respect  to  any  Note  represented  by  a  Global  Certificate,  any  Person  (other  than  the  Holder)  that  owns  a  beneficial  interest  in  such  Notes  through  a  bank,  broker  or  other

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financial institution that (i) participates in the book-entry system of DTC, Euroclear, Clearstream, Luxembourg  and/or  any  other  clearing  system  (each,  a  "Relevant  Clearing  System"),  or  (ii)  holds  an interest in such Note through a participant in the book-entry system of any Relevant Clearing System. No Indirect Holder will have any rights, or be owed any obligations by the Issuer, under the  Notes.

"Interest  Payment  Date"  has  the  meaning  assigned  to  such  term  in  subclause  (a)(ii)  of  Condition  5  (Interest).

"Interest Period" means each period beginning on (and including) an Interest Payment Date (or, in  the  case  of  the  first  Interest  Period,  the  Issue  Date)  and  ending  on  (but  excluding)  the  next  Interest  Payment  Date.

"Interest Rate" means the Fixed Interest Rate and/or Reset Interest Rate, as the case may be.

"Issue  Date" means 2  June  2021.

"Issuer"  means  UBS Group AG in its capacity  as  issuer  of  the  Notes.

"Junior Obligations" means (i) all classes of share capital and participation securities (if any) of the Issuer and (ii) all other obligations of the Issuer that rank, or are expressed to rank, junior to claims  in  respect  of the Notes and/or any Parity Obligation.

"Margin"  means  3.098  per cent. per annum.

"National Regulations" means, at any time, (i) the Swiss national banking and capital adequacy laws,  and  (ii) the capital  adequacy  regulations  promulgated  by  the  Swiss  Federal  Council  (Bundesrat) or FINMA and the interpretation thereof by FINMA or any other competent Swiss authority, in the case of each of clauses (i) and (ii), directly applicable to UBS Group AG (and/or, if  different, the Group  Holding Company) and/or the Group at such time.

"New Residence" has the meaning assigned to such term in subclause (a)(i)(E) of Condition 14 (Issuer  Substitution).

"Notes" means the USD 750,000,000 3.875 per cent. Tier 1 Capital Notes issued by the Issuer on the  Issue Date.

"Ordinary Publication Date" means each Business Day on which Quarterly Financial Accounts are published.

"Ordinary  Shares"  means  the  registered ordinary shares  of  UBS  Group AG.

"Ordinary  Trigger  Event  Notice  Date"  has  the  meaning  assigned  to  such  term  in  subclause  (b)(i)  of  Condition 7 (Contingent  Write-down).

"Parity Obligations" means (i) all obligations of the Issuer in respect of Tier 1 Instruments (excluding any such obligations that rank, or are expressed to rank, junior to claims in respect of the  Notes),  and  (ii) any other  securities  or  obligations  (including,  without  limitation,  any  guarantee,  credit support agreement or similar undertaking) of the Issuer that rank, or are expressed to rank, pari  passu  with claims in respect of  the Notes and/or  any  Parity  Obligation.

"Paying  Agent"  has  the  meaning  assigned  to  such  term  in  subclause (c)(i) of  Condition 8 (Payments;  Agents).

"Payment Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks  and  foreign  exchange  markets  settle  payments  and  are  open  for  general  business  (including,  without  limitation,  dealing  in  foreign  exchange  and  foreign  currency  deposits)  in  London  and  New  York City.

"Permitted  Transactions"  means:

(a)                  repurchases, redemptions  or  other  acquisitions  of  any  Ordinary  Shares  in  connection  with

(x) any  employment  contract,  benefit  plan  or  similar  arrangement  with,  or  for  the  benefit

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of, any employees, officers, directors or consultants of any member of the Group, (y) a dividend reinvestment or shareholder share purchase plan or (z) the issuance of any Ordinary Shares (or securities convertible into, or exercisable for, Ordinary Shares) as consideration for an acquisition consummated by any  member of the  Group;

(b)                  market-making in  Ordinary  Shares  as  part  of  the  securities  business  of  any  member  of  the  Group;

(c)                  purchases of fractional interests in any Ordinary Shares pursuant to the conversion or exchange provisions of (x) such Ordinary Shares or (y) any security convertible into, or exercisable  for,  Ordinary  Shares;

(d)                  redemptions or repurchases of Ordinary Shares pursuant to any shareholders' rights plan; and

(e)                  distributions in cash or in kind on, or repurchases, redemptions or other acquisitions of, any  Ordinary  Shares  as  a  part  of  any  solvent  reorganisation,  reconstruction,  amalgamation  or merger of any member of the Group, so long as such member (or the successor entity resulting from such reorganisation, reconstruction, amalgamation or merger) continues to be  a member of the Group.

"Person" means any individual, corporation, bank, partnership, joint venture, association, joint- stock  company,  limited  liability  company,  trust,  unincorporated  organisation  or  government  or  any  agency  or political subdivision  thereof.

"Presentation  Currency"  means  (i) with respect  to  any  Quarterly  Financial  Accounts,  the  presentation  currency  of  such  Quarterly  Financial  Accounts,  and  (ii)  with  respect  to  any  Reviewed  Interim Measurement, the Presentation Currency of the Quarterly Financial Accounts that will be prepared for the relevant financial quarterly or annual period in which the relevant Extraordinary Publication Date falls.

"Public Sector" means the government of, or a governmental agency or the central bank in, the country  of incorporation of the Group Holding Company.

"Publication Date" means an Ordinary Publication Date or an Extraordinary Publication Date, as the  case may be.

"Quarterly Financial Accounts" means (i) the financial statements of the Group (including, without limitation, the notes thereto) in respect of a financial quarter published by the Group Holding  Company,  which  have  been  reviewed  by  the  Auditor  in  accordance  with  the  International  Standards  on  Auditing;  provided,  however,  that,  if  the  financial  statements  of  the  Group  in  respect  of the last quarter of any year are not so reviewed, the term "Quarterly Financial Accounts" in respect of such quarter will mean instead the annual financial statements of the Group (including, without limitation, the notes thereto) in respect of such year, which have been audited by the Auditor  in  accordance  with  the  International  Standards  on  Auditing  and  are  published  in  the  annual  report of the Group Holding Company for such year, or (ii) in the event that the Group does not publish quarterly financial statements as described in clause (i) of this definition, the financial disclosures published by the Group pursuant to and in compliance with FINMA Circular 2016/01 "Capital Adequacy Disclosures Banks", as amended from time to time, or pursuant to and in compliance with any successor circular or regulation applicable to the Group Holding Company, provided that such financial disclosures are published for each financial quarter and the interim earnings included in such disclosures have been reviewed by the Auditor in accordance with International  Standards  on  Auditing.

"QIB"  has  the  meaning  assigned  to  such  term  in  subclause (b)(i) of  Condition 2 (Amount,  Denomination  and  Form).

"Record Date" means, with respect to any Scheduled Due Date, the last Relevant Banking Day immediately preceding such  Scheduled  Due Date.

"Redemption Date" has the meaning assigned to such term in subclause (e)(i) of Condition 6 (Redemption  and  Purchase).

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"Redemption Notice" has the meaning assigned to such term in subclause (e)(i) of Condition 6 (Redemption  and  Purchase).

"Register"  means  the  register  that  the  Issuer  will  procure  to  be  kept  by  the  Registrar  in  accordance  with the provisions of the Fiscal Agency  Agreement.

"Registrar" means Deutsche Bank Trust Company Americas, in its capacity as registrar for the Notes, and includes any successor registrar for the Notes appointed in accordance with the Fiscal Agency Agreement.

"Regulation S Global Certificate" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (Amount,  Denomination  and  Form).

"Regulatory Event" has the meaning assigned to such term in subclause (d)(ii) of Condition 6 (Redemption  and  Purchase).

"Relevant  Accounts"  means,  in  respect  of  any  Interest  Payment  Date,  the  most  recently  published  audited unconsolidated annual financial statements of UBS Group AG prepared in accordance with the  Swiss  Code.

"Relevant  Banking  Day"  means  a  day  other  than  a  Saturday or Sunday,  on which banks  are  open  for  business  in the place of  the  Specified  Office  of  the  Registrar  and  the  Fiscal  Agent.

"Relevant Clearing System" has the meaning assigned to such term in the definition of the term "Indirect  Holder".

"Relevant Date" means, with respect to any payment, (i) the date on which such payment first becomes due under the Notes (the "Scheduled Due Date"), or (ii) if the full amount of the money payable on the Scheduled Due Date has not been received by the Fiscal Agent on or before the Scheduled Due Date, the date on which the full amount of the money due on the Scheduled Due Date  has  been  received  by  the  Fiscal  Agent.

"Relevant Swiss Issuer" means, at any time, any bank, or any member of a banking group (including,  without  limitation,  the  Group),  that  is  subject  to  a  Going-Concern  LR  Requirement  and  a  Going-Concern  RWA Requirement at  such  time.

"Reset Date" means the First Call Date and each day that falls on the fifth anniversary of the immediately preceding Reset  Date.

"Reset Determination Date" means, in relation to a Reset Interest Period, the day falling two Business  Days  prior  to the Reset Date  on which such Reset  Interest  Period commences.

"Reset Interest Amount" has the meaning assigned to such term in clause (b) of Condition 5 (Interest).

"Reset Interest Period" means each period from (and including) any Reset Date and ending on (but  excluding) the next Reset Date.

"Reset Interest Rate" means, in relation to any Reset Interest Period, the sum of the Margin and the  Treasury  Yield  in  relation  to  such  Reset  Interest  Period.

"Reviewed Interim Measurement" means an interim measurement of the CET1 Ratio, with respect to which the Auditor has performed procedures in accordance with the International Standard on Related Services (and relevant Swiss standards and practices) applicable to agreed- upon  procedures  engagements.

"Rule 144A" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (Amount,  Denomination  and  Form).

"Rule 144A Global Certificate" has the meaning assigned to such term in subclause (b)(i) of Condition  2  (Amount,  Denomination  and  Form).

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"Scheduled Due Date" has the meaning assigned to such term in the definition of the term "Relevant  Date".

"Senior Obligations" means all obligations of the Issuer that are unsubordinated or that are subordinated and do  not  constitute  either  Junior  Obligations  or  Parity Obligations.

"Specified Office" means (i) in the case of Deutsche Bank Trust Company Americas, as Fiscal Agent, Paying Agent and Registrar, Trust and Agency Services, 60 Wall Street, 24th Floor, MS: NYC60-2405,  New  York,  New  York  10005,  USA,  Attn:  Corporates  Team,  UBS  Group  AG,  (ii)  in  the  case  of  UBS  AG,  as  Swiss  Paying  Agent  and  Calculation  Agent,  Bahnhofstrasse  45,  8001  Zurich,  Switzerland, and (iii) in the case of any other Agent, such office as is notified by the Issuer to the Holders in writing in accordance with Condition 13 (Notices) as soon as practicable after the appointment of such Agent, in the case of each of clauses (i), (ii) and (iii), or such other office as the relevant Agent may designate from time to time by providing notice to the Issuer and the Holders  in  writing  in accordance with Condition  13  (Notices).

"Substitute Issuer" has the meaning assigned to such term in clause (a) of Condition 14 (Issuer  Substitution).

"Substitution  Documents"  has  the  meaning  assigned  to  such  term  in  subclause (a)(iv) of  Condition  14  (Issuer Substitution).

"Substitution  or  Amendment  Effective  Date"  has  the  meaning  assigned  to  such  term  in  subclause (a)(iii) of Condition  12 (Substitution  and  Amendment).

"Substitution  or  Amendment  Notice"  has  the  meaning  assigned  to  such  term  in  subclause  (a)(iii)  of  Condition 12 (Substitution  and  Amendment).

"Swiss  Code"  means  the  Swiss  Code  of  Obligations,  as  amended  from time to time.

"Swiss Paying Agent" has the meaning assigned to such term in subclause (c)(i) of Condition 8 (Payments;  Agents).

"Tax  Event"  has  the  meaning  assigned  to  such  term  in  subclause (c)(ii) of  Condition 6 (Redemption  and  Purchase).

"Tax  Jurisdiction"  means  Switzerland.

"Taxes"  has  the  meaning assigned to  such term in clause (a)  of  Condition  9 (Taxation).

"Tier  1  Capital"  means  Additional  Tier  1  Capital  or  any  item  that  qualifies  as  common  equity  tier 1 capital  pursuant  to  National Regulations.

"Tier 1 Instruments" means any and all (i) securities or other obligations (other than Tier 1 Shares)  issued  by  UBS Group AG or  (ii) shares, securities,  participation  securities  or  other  obligations (other than Tier 1 Shares) issued by a subsidiary of UBS Group AG and having the benefit  of  a  guarantee,  credit  support  agreement  or  similar  undertaking  of  UBS  Group AG, each  of  which  shares,  securities,  participation  securities  or  other  obligations  described  in  clauses  (i)  and

(ii) of this definition qualify, or are issued in respect of a security that qualifies, as Tier 1 Capital of the Group and/or UBS Group AG (without regard to quantitative limits on such capital) on a consolidated (Finanzgruppe)  or  on  an unconsolidated (Einzelinstitut)  basis.

"Tier  1  Shares"  means  all  classes  of  share  capital  and  participation  certificates  (if  any)  of  UBS Group AG or any subsidiary of UBS Group AG that qualify as common equity tier 1 capital of  the  Group  and/or  UBS Group AG  under  National  Regulations  on  a  consolidated  (Finanzgruppe)  or  on  an  unconsolidated  (Einzelinstitut) basis.

"Treasury  Yield"  means,  in  relation to any Reset  Interest  Period,

(a)                  the rate  per  annum  equal  to  the  semi-annual  equivalent  yield  to  maturity,  that  represents  the  average  of  such  yield  to  maturity  for  the  five  consecutive  New  York  Business  Days

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ending on  and  including  the  applicable  Reset  Determination  Date,  for  a  five-year  maturity,  appearing  under the caption "Treasury constant  maturities"  in  the  most  recent  H.15;  or

(b)                  if the Treasury Yield for such Interest Reset Period cannot be determined pursuant to clause  (a)  above,  the  rate  per  annum  equal  to  the  semi-annual  equivalent  yield  to  maturity  determined by interpolation between the most recent average of such yield to maturity, such average to be determined for the five consecutive New York Business Days ending on and including the applicable Reset Determination Date, for two series of US Treasury securities trading in the public securities market, (i) one maturing as close as possible to, but earlier than, the first Reset Date following the next succeeding Reset Determination Date,  and  (ii)  the  other  maturing  as  close  as  possible  to,  but  later  than,  the  first  Reset  Date  following the next  succeeding  Reset  Determination  Date;  or

(c)                  if the Treasury Yield for such Interest Reset Period cannot be determined pursuant to clause  (b)  above,  the  rate  per  annum  equal  to  the  semi-annual  equivalent  yield  to  maturity  for  a  five-year  maturity  for  the  last  available  date  preceding  the  applicable  Reset  Determination  Date,  appearing  under  the  caption  "Treasury  constant  maturities"  in  the

H.15 that has been most recently published prior to the applicable Reset Determination Date,

in each case, as  determined  by  the  Calculation  Agent  on  the  applicable  Reset  Determination Date.

For purposes of this definition, (i) "H.15" means the statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System (or any successor publication that is published by the Board of Governors of the United States  Federal  Reserve  System  and  that  establishes  yields  on  actively  traded  US  Treasury  securities  adjusted to constant maturity under the caption "Treasury constant maturities" for the maturity of five years), (ii) "most recent H.15" means, in respect of any Reset Interest Period, the H.15 published  closest  in  time  but  prior  to  the  close  of  business  on  the  second  Business  Day  prior  to  the  applicable Reset Date, (iii) "New York Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments generally in New York City, and (iv) "semi-annual equivalent yield to maturity" means, for securities with two interest payments per year, the annualized yield to maturity of such interest payments, such annualized  yield  to be calculated  in accordance with standard market  practice.

"Trigger  Breach  Determination  Date"  has  the  meaning  assigned  to  such  term  in  subclause  (b)(i)  of  Condition 7 (Contingent  Write-down).

"Trigger CET1 Ratio" means, as of any Publication Date, (i) the sum of (x) the CET1 Capital as of  the  relevant  Balance  Sheet  Date  and  (y)  the  Higher-Trigger  Amount  as  of  such  Publication  Date,  divided by (ii) the BIS Risk Weighted Assets as of the relevant Balance Sheet Date, expressed as a percentage.

"Trigger Event" has the meaning assigned to such term in subclause (a)(ii) of Condition 7 (Contingent  Write-down).

"Trigger Event Notice Date" means an Ordinary Trigger Event Notice Date or an Extraordinary Trigger Event Notice Date, as the case may be.

"Trigger  Event  Write-down  Date"  has  the  meaning  assigned  to  such  term  in  the  definition  of  the  term "Trigger Event Write-down  Notice".

"Trigger  Event  Write-down  Notice"  means,  with  respect  to  any  Publication  Date,  a  notice

(i) stating  that  (x)  the  Trigger  CET1  Ratio  as  of  such  Publication  Date  is  less  than  the  Write-down  Threshold, and (y) a Contingent Write-down will take place and (ii) specifying the date on which the Contingent Write-down will take place, which date shall, subject to postponement pursuant to subclause  (b)(ii)  of  Condition  7  (Contingent  Write-down),  be  no  later  than  ten  Business  Days  after  the  date of such notice (the "Trigger Event Write-down Date").

"US Exchange Act" means the US Securities Exchange Act of 1934, as amended from time to time.

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"US  Investment  Company  Act"  means  the  US  Investment  Company  Act  of  1940,  as  amended  from time to time.

"US  Securities  Act"  means  the  US  Securities  Act  of  1933,  as  amended from time to  time.

"USD"  means  United  States  dollars.

"Viability  Event"  has  the  meaning  assigned  to  such  term  in  subclause  (c)(ii)  of  Condition  7  (Contingent  Write-down).

"Viability Event Write-down Date" has the meaning assigned to such term in subclause (c)(i) of Condition  7  (Contingent  Write-down).

"Viability Event Write-down Notice" has the meaning assigned to such term in subclause (c)(ii) of  Condition 7 (Contingent  Write-down).

"Write-down  Date"  means,  with  respect  to  any  Contingent  Write-down,  the  Trigger  Event  Write-  down Date or Viability  Event  Write-down  Date, as applicable.

"Write-down  Notice"  means,  with  respect  to  any  Contingent  Write-down,  the  relevant  Trigger  Event  Write-down  Notice  or  Viability Event Write-down  Notice,  as  applicable.

"Write-down  Notice  Date"  means,  with  respect  to  any  Contingent  Write-down,  the  date  of  the  relevant  Write-down  Notice.

"Write-down  Threshold"  means  7 per cent.

2.                    AMOUNT, DENOMINATION  AND  FORM

(a)                  Amount and  denomination

The initial aggregate principal amount of the Notes will be USD 750,000,000. The Notes will  be  issued  to  Holders  in  minimum  denominations  of  USD  200,000  and  integral  multiples  of USD 1,000 in excess thereof. The principal amount of the Notes may be written down in the circumstances and in the manner described in Condition 7 (Contingent Write-down).  The Notes may only be held and transferred in minimum denominations of USD 200,000 and integral multiples  of USD 1,000 in excess  thereof.

(b)                  Global Certificates

(i)                   Notes that  are  initially  sold  in  the  United  States  to  "qualified  institutional  buyers"  (each, a "QIB") within the meaning of Rule 144A under the US Securities Act ("Rule 144A") are initially represented by one or more permanent registered global certificates (each, a "Rule 144A Global Certificate"), without interest coupons, deposited with the Fiscal Agent as custodian for, and registered in the name of Cede & Co. as nominee for, DTC. Notes that are initially sold in an "offshore transaction" within the meaning of Regulation S of the US Securities Act  are  initially  represented  by  one  or  more  permanent  registered  global  certificates  (each,  a  "Regulation  S  Global  Certificate"),  without  interest  coupons, deposited with the Fiscal Agent as custodian for, and registered in the name  of  Cede  &  Co.  as  nominee  for,  DTC,  provided  that  upon  such  Regulation  S  Global  Certificate's  deposit,  all  beneficial  interests  in  the Notes represented  thereby are maintained at or through Euroclear and/or Clearstream, Luxembourg until  expiration  of  the  Distribution  Compliance  Period.  The  form  of  Regulation  S  Global  Certificate  and  the  form  of  Rule  144A  Global  Certificate  are  set  out  in  the  Fiscal Agency Agreement, which will be made available by the Registrar to any Holder or Indirect Holder upon  written request.

(ii)                 The aggregate principal amount of the Notes represented by each of the Global Certificates may from time to time be increased or decreased by adjustments made on the records of the Registrar. Each Global Certificate shall have affixed a schedule  for  the  purpose  of  recording  adjustments  in  the  aggregate  principal

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amount thereof; provided, however, that, in the event of a discrepancy between the principal amounts recorded on such schedule and the amounts listed on the records of the  Registrar,  the principal amounts listed on the records of the  Registrar will control. Any beneficial interest of an Indirect Holder in any Note represented by one of the Global Certificates that is transferred to a Person who takes delivery in the form of a beneficial interest in such Note represented by another Global Certificate will, upon transfer, cease to be a beneficial interest in such first Global Certificate and become a beneficial interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if  any,  and  other  procedures  applicable  to  beneficial  interests  in  such  other  Global  Certificate  for as long  as  it  retains  such  an  interest.

(iii)               So long  as  the  Notes  are  represented  by  one  or  more  Global  Certificates  deposited  with, or with a custodian for, the Depositary, the Holder of a Global Certificate may  grant  proxies  and  otherwise  authorise  any  Person,  including,  without  limitation, participants of a Relevant Clearing System and Persons that may hold interests through such participants, to take any action that the Holder is entitled to take under these Terms and Conditions or the Notes, and nothing in these Terms and Conditions will prevent the Issuer or the Agents or any of their respective agents  from  giving  effect  to  any  such  proxies  or  other  authorisations  furnished  by  the  Holder  of  a  Global  Certificate  for  purposes  of  this  subclause  (b)(iii).  Although  the  Holders  are  the  only  Persons  entitled  to  participate  in,  and  vote  at,  any  meeting  of  Holders,  so  long  as  the  Notes  are  represented  by  one  or  more  Global  Certificates  deposited  with,  or  with  a  custodian  for,  the  Depositary,  the  Holder  of  a  Global  Certificate  shall  (A) obtain instructions  from  the  relevant  Indirect  Holders  in  respect  of  any  meeting  of  Holders,  (B)  vote  at  such  meeting  in  respect  of each Note represented by such Global Certificate in accordance with the instructions received from the relevant Indirect Holder and (C) abstain from representing any Note represented by such Global Certificate at a meeting of Holders for which it has not received an instruction from the relevant Indirect Holder. Only the Notes represented by such Global Certificate for which the Holder received an instruction by the relevant Indirect Holder to take part at a meeting  of  Holders  will  be  deemed  to be present  or  represented  at  such  meeting.

(c)                  Definitive Certificates

(i)                   Definitive Notes in registered form (each, a "Definitive Certificate") shall be issued, and a Global Certificate will be exchanged, in whole, but not in part, for Definitive  Certificates, if (and only  if):

(A)                 the Depositary notifies the Issuer that it is no longer willing or able to discharge  properly  its  responsibilities  as  depositary  with  respect  to  some  or all of the Global Certificates, or ceases to be a "clearing agency" registered under the US Exchange Act; or

(B)                 at any time the Depositary is no longer eligible to act as such, or the Notes cease for any reason to be eligible for clearing through the Depositary, and the Issuer is unable to locate a qualified successor within 90 days of receiving  notice  of  such  ineligibility  of  the  Depositary  or  of  the  Notes,  as  the  case may be, from  or  on  behalf  of  the  Depositary;  or

(C)                 issuance of the Definitive Certificates is required by Swiss or other applicable laws or regulations in connection with the enforcement of rights  under the Notes; or

(D)                 the Issuer  provides  its  consent.

(ii)                 If a Global Certificate is to be exchanged for Definitive Certificates pursuant to subclause (i) of this clause (c), the Issuer will procure the prompt delivery (free of charge) of Definitive Certificates to the Fiscal Agent, duly executed without interest  coupons,  registered  in  the  names  of  the  relevant  Indirect  Holders,

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(iii)               addresses and denominations provided in a written notice to be given by the Depositary or the Issuer to the Fiscal Agent (which notice shall be given subject to the Depositary's procedures and also specify the taxpayer identification number, if any, of each Person in whose name such Definitive Certificates are to be registered). Upon written direction of the Issuer, the Fiscal Agent will deliver such Definitive Certificates to the Holders thereof not later than five Business Days after receipt by the Fiscal Agent of the written notice provided by the Depositary (or the Issuer, as applicable) referred to above (and any other necessary information as the Fiscal Agent may reasonably request from the Issuer at such time). The Fiscal Agent shall promptly cancel and deliver to the Issuer the surrendered Global Certificates. The form of Definitive Certificate that will be issued in exchange for a beneficial interest in a Note represented by a Rule 144A Global Certificate and the form of Definitive Certificate that will be issued in exchange for a beneficial interest in a Note represented by a Regulation S Global Certificate are set out in the Fiscal Agency Agreement, which will be made available by the Registrar to any Holder or Indirect Holder upon written request.

(iv)               If Definitive Certificates have been issued pursuant to this Condition 2(c), any Definitive Certificate that is lost, stolen, mutilated, defaced or destroyed may be replaced,  subject  to  applicable  laws  and  regulations,  at  the  Specified  Office  of  the  Fiscal Agent upon payment by the claimant of the fees, costs and expenses incurred by the Fiscal Agent and the Issuer in connection therewith and on such terms as to evidence, security and indemnity (which may provide, among other things,  that  if  the  Definitive  Certificate  allegedly  or  actually  lost,  stole  or  destroyed is subsequently presented for payment there shall be paid to the Issuer on  demand  the  amount  payable  by  the  Issuer  in  respect of such  Definitive  Certificate  subsequently  presented)  as  the  Issuer  may  require.  Mutilated  or  defaced Definitive Certificates must be surrendered before replacements will be issued.

3.                    TRANSFER

(a)                  General

(i)                   Subject to  Conditions 3(b) and  3(c),  title  to  Notes will pass on transfer  by  assignment (Zession) and due registration in the Register. All transfers of Notes and entries on the Register will be made subject to the provisions concerning transfers of Notes set forth in the Fiscal Agency Agreement, which will be made available  by the Registrar  to any Holder  or  Indirect  Holder  upon written request.

(ii)                  Transfers of Notes, or of beneficial interests in Notes represented by Global Certificates, may be made only in accordance with the legend set forth upon the face  of  the  applicable  Global  Certificate  or  Definitive  Certificate,  and  the  Registrar will not be required to accept for registration of transfer any Note or beneficial interests in Notes except upon presentation of evidence satisfactory to the  Fiscal  Agent  and  the  Registrar  that  such  transfer  is  being  made  in  compliance  with such legend.

(iii)                Transfers of  Notes  and  the  issue  of  new  Global  Certificates  or  Definitive  Certificates,  as  the  case  may  be, on transfer  will  be  effected  without  charge  by  or  on behalf of the Issuer or the Registrar, but upon payment of any tax or other governmental charges that may be imposed in relation to the transfer (or the giving  of  such  indemnity  as  the  Fiscal  Agent  or  the  Registrar  may  require)  by  the  Holder.

(iv)                 No Holder may require the transfer of a Note to be registered (x) if the Notes are to be redeemed pursuant to Condition 6 (Redemption and Purchase), during the period  of  15  days  ending  on  (and  including)  the  relevant  Redemption  Date,  or

(y) during the period of 15 days ending on (and including) the Record Date for any Interest Payment  Date.

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(v)                  No Person  (including  any  Indirect  Holder)  other  than  the  Holder(s)  will  have  any  rights, or be owed any obligations by the Issuer, under the Notes. Payments of principal, interest or any other amount in respect of Notes will be made only to the Person shown on the Register as the registered holder of such Note (i.e., the Holder)  at close of business on the relevant Record Date.

(b)                  Transfer of  Notes represented by  a Global Certificate

(i)                   Global Certificates may be transferred only in whole, but not in part, and only to a Relevant Clearing System or any of their respective successors or nominees, in each case located outside of Switzerland, except as provided below. Beneficial interests of Indirect Holders in Notes represented by Global Certificates may be transferred only in accordance with the rules and procedures of such Relevant Clearing  System,  the  provisions  of  the  Fiscal  Agency  Agreement  and  this  Condition  3(b).

(ii)                  A beneficial interest in a Note represented by a Regulation S Global Certificate may be transferred to a Person who takes delivery in the form of a beneficial interest in a Note represented by a Rule 144A Global Certificate during the Distribution  Compliance  Period,  only  if  such  exchange  occurs  in  connection  with  a transfer of beneficial interests in the Notes pursuant to Rule 144A and the transferor first delivers to the Fiscal Agent and the Registrar a written certificate substantially  in  the  form  of  a  certificate  available  on  request  from  the  Registrar  to  the  effect  that  the  beneficial  interests  in  the  Notes  are  being  transferred  to  a  Person  who  the  transferor  reasonably  believes  is  a  QIB  within  the  meaning  of  Rule  144A  under the US Securities Act, purchasing the beneficial interests in the Notes for its  own  account  or  the  account  of  a  QIB  in  a  transaction  meeting  the  requirements  of Rule 144A and in accordance with all applicable securities laws of the states of  the United States  and  other  jurisdictions.

(iii)                A beneficial  interest  in  a  Note  represented  by  a  Rule  144A  Global  Certificate  may  be transferred to a Person who takes delivery in the form of a beneficial interest in  a  Note  represented  by  a  Regulation  S  Global  Certificate,  whether  before  or  after  the expiration of the Distribution Compliance Period, only if the transferor first delivers  to  the  Fiscal  Agent  and  the  Registrar  a  written  certificate  substantially  in  the form of a certificate available on request from the Registrar to the effect that the transfer is being conducted in compliance with Rule 903 or Rule 904 of Regulation  S  under the US Securities  Act.

(iv)                Until the termination of the Distribution Compliance Period, beneficial interests in any Regulation S Global Certificate may be held only through participants acting  for  and  on  behalf  of  Euroclear  and/or  Clearstream,  Luxembourg,  provided  that  this  subclause (iv) shall  not  prohibit  any  transfer  in  accordance  with  subclause (ii) of this Condition  3(b).

(c)                  Transfer of  Notes represented by  a Definitive Certificate

(i)                   If and when Definitive Certificates have been issued pursuant to Condition 2(c), one or more Notes may be transferred only in accordance with the legends set forth upon the face of the relevant Definitive Certificate and only upon the surrender (at the Specified Office of the Registrar) of the Definitive Certificate representing such Notes to be transferred, together with the form of transfer attached to such Definitive Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any  other  evidence  as  the  Fiscal  Agent  and  the  Registrar  may  reasonably  require.  A new Definitive Certificate shall be issued to the transferee in respect of the Notes that are the subject of the relevant transfer and, in the case of a transfer of part only of a holding of Notes represented by one Definitive Certificate, a new Definitive Certificate in respect of the balance of the Notes not transferred shall be  issued  to  the  transferor.  In  the  case  of  a  transfer  of  Notes  to  a  Person  who  is

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already a Holder, a new Definitive Certificate representing the enlarged holding may  be  issued  but  only  against  surrender  of  the  Definitive  Certificate  representing  the  existing  holding  of such Person.

(ii)                  Each new Definitive Certificate to be issued pursuant to Condition 2(c) shall be available for delivery within three Relevant Banking Days of receipt of the form of transfer and surrender of the relevant Definitive Certificate. Delivery of new Definitive Certificate(s) will be made at the Specified Office of the Fiscal Agent to  which  delivery  and  surrender  of  such  form  of  transfer  and  Definitive  Certificate  or, as the case may be, surrender of such Definitive Certificate, will have been made  or,  at  the  option  of  the  relevant  Holder  and  as  specified  in  the  relevant  form  of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Holder entitled to the new Definitive Certificate to such address as may be so specified,  unless  such  Holder  requests  otherwise  and  pays  in  advance  to  the  Fiscal  Agent the costs of such other method of delivery and/or such insurance as it may specify.

(d)                  Rule 144A

Each Note that is initially sold in the United States to a QIB will not be registered under the US Securities Act, or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be sold, pledged or otherwise transferred, except  (i)  in  accordance  with  Rule  144A  to  a  Person  that  the  Holder  and  any  Person  acting  on  its  behalf  reasonably  believe  is  a  QIB  that  is  acquiring  the  Notes  for  its  own  account  or  for the account of one or more QIBs, (ii) in an offshore transaction in accordance with Rule  903  or 904 of Regulation  S under the  US  Securities Act, (iii) pursuant to  an  exemption  from  registration  under  Rule  144  under  the  US  Securities  Act,  or  in  accordance  with another exemption from, or in a transaction not subject to, registration under the US Securities  Act,  if  available,  or  (iv)  pursuant  to  an  effective  registration  statement  under  the  US Securities Act, in each case, in accordance with any applicable securities laws of any state  of the United States.

4.                    STATUS AND  SUBORDINATION

(a)                  Status

The Notes  constitute  direct,  unsecured  and  subordinated  obligations  of  the  Issuer  and  rank  pari passu and without any preference among themselves. The rights and claims of the Holders against the Issuer under the Notes are subordinated as described in clause (b) of this  Condition  4.

(b)                  Subordination

In the event of (i) a Bankruptcy Event or (ii) an order being made, or an effective resolution being passed, for the liquidation or winding-up of the Issuer (except, in any such case, a solvent liquidation or winding-up of the Issuer solely for the purposes of a reorganisation,  reconstruction  or  amalgamation  of  the  Issuer  or  the  substitution  in  place  of  the Issuer of a successor in business to the Issuer, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved by a valid resolution of the Holders and (y) do not provide that the Notes shall become redeemable in accordance with these Terms and Conditions), the rights and claims of the Holders against the Issuer in respect of or arising under (including, without limitation, any damages awarded  for  breach  of  any  obligation  under)  the  Notes  will,  subject  to  any  obligations  that  are  mandatorily  preferred  by  law,  rank  (A)  junior  to  the  rights  and  claims  of  all  holders  of  Senior  Obligations,  (B) pari  passu  with  the  rights  and  claims  of  holders  of  Parity  Obligations  and (C) senior  to the rights  and claims of  holders  of  Junior  Obligations.

(c)                  Claims subject  to a Contingent  Write-down

Any claim of any Holder in respect of or arising under the Notes (including, without limitation,  any  claim  in  relation  to  any  unsatisfied  payment  obligation  of  the  Issuer  subject

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to enforcement by any Holder pursuant to Condition 11 (Events of Default) or in relation to the occurrence of any other Event of Default) will be subject to, and superseded by, clause (d) of Condition 7 (Contingent Write-down), irrespective of whether the relevant Write-down Notice has been given prior to or after the occurrence of an Event of Default or any other  event.

5.                    INTEREST

(a)                  Interest Payment  Dates

(i)                    Subject to Condition 7 (Contingent Write-down) and clause (g) of this Condition 5, the Notes will bear interest on their principal amount (A) from (and including) the Issue Date to (but excluding) the First Call Date, at the Fixed Interest Rate, and (B) thereafter,  at the applicable Reset  Interest  Rate.

(ii)                  Subject to Condition 7 (Contingent Write-down) and clause (h) of this Condition 5, interest on the Notes will be payable semi-annually in arrear on 2 June and 2 December of each year (each, an "Interest Payment Date"), commencing on 2 December  2021.

(b)                  Determination of  the  Treasury  Yield,  Reset  Interest  Rate  and  Reset  Interest  Amount  in  relation to each  Reset  Interest  Period

With respect  to  each  Reset  Interest  Period,  the  Calculation  Agent  will,  as  soon  as  practicable on the Reset Determination Date in relation to such Reset Interest Period, determine the Treasury Yield and the Reset Interest Rate for such Reset Interest Period and calculate the amount of interest payable per Calculation Amount on the Interest Payment  Date  in  relation  to  each  Interest  Period  falling  in  such  Reset  Interest  Period  (each,  a  "Reset  Interest Amount").

(c)                  Publication of  Reset  Interest  Rate and interest  amount  payable  upon  redemption

With respect  to  each  Reset  Interest  Period,  as  soon  as  practicable  after  such  determination  but  in  any  event  not  later  than  the  relevant  Reset  Date,  the  Calculation  Agent  will  cause

(i)     the relevant Reset Interest Rate and the relevant Reset Interest Amount determined by it, together with the Interest Payment Date in relation to each Interest Period falling in such Reset Interest Period, to be notified to the Issuer and the Paying Agents and (ii) the relevant  Reset  Interest  Rate  determined  by  it  to  be  notified  to  any  stock  exchange  or  other  relevant  authority  on  which  the  Notes  are  at  the  relevant  time  listed  and  to  be  published  in  accordance  with  Condition  13  (Notices).

The Calculation Agent shall calculate any interest amount payable on any Redemption Date (if the Notes are to be redeemed pursuant to Condition 6 (Redemption and Purchase))  and cause such interest amount to be notified to Issuer and the Paying Agents and to any stock exchange or other relevant authority on which the Notes are at the relevant time listed and to be published in accordance with Condition 13 (Notices) no later than two Business  Days  prior to such  Redemption  Date.

(d)                  Calculation of  amount  of  interest  payable  per  Calculation  Amount

Subject to Condition 7 (Contingent  Write-down)  and  clause  (h)  of  this  Condition 5:

(i)                    the amount  of  interest  payable  per  Calculation  Amount  on  each  Interest  Payment  Date  to  (and  including) the First Call  Date  in  respect  of the Notes  will  be  USD 19.38; and

(ii)                  if interest is required to be paid in respect of a Note on any other date (including, for the avoidance of doubt, the Reset Interest Amount), the amount of interest payable  per Calculation Amount on such date  will  be calculated by:

(A)                 applying the  applicable  Interest  Rate  to  the  Calculation  Amount;

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(B)                 multiplying the  product  thereof  by the Day  Count  Fraction;  and

(C)                 rounding the  resulting  figure  to  the  nearest  cent  (half  a  cent  being  rounded upwards).

(e)                  Calculation of amount  of  interest  payable  per  Note

Subject to Condition 7 (Contingent Write-down) and clause (h) of this Condition 5, the amount  of interest payable  in  respect  of a Note will be  the  product of:

(i)                    the amount  of  interest  per Calculation Amount;  and

(ii)                  the number  by  which  the  Calculation  Amount  is  required  to  be  multiplied  to  equal  the  denomination  of such Note.

(f)                   Notifications, etc. to be final

All notifications,  opinions,  determinations,  certificates,  calculations,  quotations  and  decisions given, expressed, made or obtained by the Calculation Agent for the purposes of this Condition 5 will (in the absence of wilful default, bad faith and manifest error) be binding on the Issuer, the Calculation Agent, the Paying Agents and the Holders and (in the absence of wilful default and bad faith) no liability to the Issuer or the Holders will attach to the Calculation Agent in connection with the exercise or non-exercise by the Calculation Agent of  its  powers,  duties  and discretions under  this  Condition  5.

(g)                  Accrual of  interest  in the case  of  redemption  or  a Write-down Event

(i)                    Subject to Condition 7 (Contingent Write-down), if the Notes are to be redeemed pursuant to clause (b), (c) or (d) of Condition 6 (Redemption and Purchase),  interest on the Notes will accrue up to (but excluding) the relevant Redemption Date,  and  will  cease  to  accrue  on  such  Redemption  Date;  provided,  however,  that  if  the  payment  with  respect  to  any  Note  is  improperly  withheld  or  refused  on  such  Redemption  Date,  interest  will  continue  to  accrue  on  the  principal  amount  of  such  Note  (both  before  and  after  judgment)  at  the  relevant  Interest  Rate  to  the  Relevant  Date.

(ii)                  Upon the occurrence of a Write-down Event, interest on the Notes will cease to accrue and any accrued and unpaid interest as at the time of such Write-down Event (whether or not due and payable) will be written down to zero in accordance with Condition 7  (Contingent  Write-down).

(h)                  Cancellation of  interest;  prohibited  interest

(i)                    The Issuer may, at its discretion, elect to cancel all or part of any payment of interest  on  the  Notes  (including,  for  the  avoidance  of  doubt,  any  related  Additional  Amounts)  that  is  otherwise  scheduled  to  be  paid  on  an  Interest  Payment Date. This subclause (h)(i) is without prejudice to the provisions of subclause (h)(ii) of this Condition 5. Non-payment of any amount of interest by the Issuer to the Fiscal Agent will constitute evidence of cancellation of the relevant payment, whether or not notice of cancellation has been given by the Issuer.

If practicable, the Issuer shall provide notice of any cancellation of interest (in whole  or  in  part)  pursuant  to  this  subclause (h)(i) to  the  Holders  on  or  prior  to  the  relevant Interest Payment Date. If practicable, the Issuer shall endeavour to provide such notice at least five Business Days prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness  of,  or  otherwise  invalidate,  any  such  cancellation  of  interest,  or  give  Holders  any  rights  as  a result of such failure.

(ii)                  The Issuer will be prohibited from making, in whole or in part, any payment of interest  on  the  Notes  (including,  for  the  avoidance  of  doubt,  any  related

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Additional Amounts) on the relevant Interest Payment Date if and to the extent that:

(A)                 the amount  of  Distributable  Items  as  at  such  Interest  Payment  Date  is  less  than the sum of (1) the amount of such interest payment, plus (2) all other payments  (other  than  redemption  payments)  made  by  UBS  Group  AG  on  or  in  respect  of  the  Notes  or  any  Parity  Obligations  or  Junior  Obligations  since the balance sheet date of the Relevant Accounts and prior to such Interest Payment Date, plus (3) all payments (other than redemption payments)  payable  by  UBS  Group  AG  on  such  Interest  Payment  Date  on  or in respect of any Parity Obligations or Junior Obligations, in the case of  each  of  clauses (1), (2)  and  (3),  excluding  any  portion  of  such  payments already accounted for in determining the  amount  of  such  Distributable  Items;  and/or

(B)                 UBS Group AG is not, or will not immediately after the relevant payment of  interest  be,  in  compliance  with  all  applicable  minimum  capital  adequacy requirements of the National Regulations on a consolidated (Finanzgruppe) basis (for the avoidance of doubt, it being understood that  such  minimum  requirements  will  reflect  any  reduction  in  such  requirements granted by FINMA to the Group pursuant to the Capital Adequacy Ordinance); and/or

(C)                 FINMA has  required the Issuer not to  make  such  interest  payment.

The Issuer shall deliver a certificate signed by the Authorised Signatories to the Fiscal Agent and shall give notice in accordance with Condition 13 (Notices) to the Holders, in each case as soon as practicable following any determination that interest is required to be cancelled pursuant to this subclause (i)(ii) or, where no such prior determination is made, promptly following any Interest Payment Date on which interest was scheduled to be paid if such interest is being cancelled in accordance with this subclause (i)(ii), to such effect setting out brief details as to the amount of interest being cancelled and the reason therefor. Failure to provide such certificate and notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or give any Holder any rights as a result  of such failure.

(iii)                If, on any Interest Payment Date, any payment of interest scheduled to be made on  such  date  is  not  made  in  full  pursuant  to  subclause  (h)(i)  or  subclause (h)(ii) of  this  Condition  5,  UBS Group AG shall not, directly or indirectly,

(A)                 recommend to holders of Ordinary Shares that any dividend or other distribution  in  cash  or  in  kind  (other  than  in  the  form  of  Ordinary  Shares)  be  paid  or made on  any Ordinary Shares;  and

(B)                 redeem, purchase  or  otherwise  acquire  any  Ordinary  Shares  other  than  as  a  Permitted  Transaction,

in each  case  unless  and  until  (x)  the  interest  payment  due  and  payable  on  the  Notes  on  any  subsequent  Interest  Payment  Date  has  been  paid  in  full  (or  an  amount  equal  to the same has been paid in full to a designated third party trust account for the benefit of the Holders prior to payment by the trustee thereof to the Holders on such subsequent Interest Payment Date) or, if earlier, (y) all outstanding Notes have  been cancelled in  accordance with these Terms  and  Conditions.

(iv)                 Payments of interest on the Notes are not cumulative. Notwithstanding any other provision  in  these  Terms  and  Conditions,  the  cancellation  or  non-payment  of  any  interest amount by virtue of this Condition 5(h) will not constitute a default for any purpose (including, without limitation, Condition 11 (Events of Default)) on the  part  of  the  Issuer.  Any  interest  payment  not  paid  by  virtue  of  this

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Condition 5(h)  will  not  accumulate  or  be  payable  at  any  time  thereafter,  and  Holders  will  have no right  thereto.

(v)                  If UBS Group AG determines, after consultation with FINMA, that the Notes do not,  or  will  cease  to,  fully  qualify  as  Additional  Tier  1  Capital,  (A) the Issuer  shall  not, to the extent permitted under National Regulations, exercise its discretion pursuant to subclause (h)(i) of this Condition 5 to cancel any interest payments due on the Notes on any Interest Payment Date following the occurrence of such determination, and (B) the Issuer shall give notice to the Holders in accordance with  Condition 13 (Notices)  as soon as practicable after  such  determination  stating  that  the  Issuer  may  no  longer  exercise  its  discretion  pursuant  to  subclause (h)(i) of this Condition 5 to cancel any interest payments as from the date  of such notice.

6.                    REDEMPTION AND  PURCHASE

(a)                  No fixed  redemption date

The Notes are perpetual securities in respect of which there is no fixed redemption date. Unless  previously  redeemed  or  purchased  and  cancelled  in  accordance  with  this  Condition 6 and subject to Condition 7 (Contingent Write-down), the Notes are perpetual and may only  be redeemed or  purchased  in accordance with this  Condition  6.

(b)                  Redemption at  the  option  of  the  Issuer

Subject to clause (e) of this Condition 6, the Issuer may elect, in its sole discretion, to redeem  the  Notes,  in whole but  not  in  part,  on the First  Call  Date  or  any Interest Payment  Date thereafter at their aggregate principal amount, together with any accrued and unpaid interest  thereon  to  (but  excluding)  the  relevant  Redemption  Date.

(c)                  Redemption due  to  a  Tax  Event

(i)                    Subject to clause (e) of this Condition 6, upon the occurrence of a Tax Event at any  time  after  the  Issue  Date,  the  Issuer  may  elect,  in  its  sole  discretion,  to  redeem  the Notes, in whole but not in part, on the relevant Redemption Date at their aggregate  principal  amount,  together  with  any  accrued  and  unpaid  interest  thereon  to (but excluding) such Redemption  Date.

(ii)                  A "Tax Event" will have occurred if the Issuer in making any payments on the Notes  (A)  has  paid,  or  will  or  would  on  the  next  payment  date  be  required  to  pay,  Additional Amounts, or (B) has paid, or will or would be required to pay, any additional Tax in respect of the Notes, in the case of each of clauses (A) and (B), under the laws or regulations of a Tax Jurisdiction or any political subdivision thereof or any authority of or in a Tax Jurisdiction or any political subdivision thereof having the power to impose, levy, collect, withhold or assess Taxes, including, without limitation, any treaty to which a Tax Jurisdiction is a party, or any generally published application or interpretation of such laws (including, without limitation, a decision of any court or tribunal, any generally published application or interpretation of such laws by any relevant tax authority or any generally  published  pronouncement  by  any  relevant  tax  authority),  and  the  Issuer  cannot  avoid the foregoing  by  taking measures reasonably available to  it.

(d)                  Redemption due  to  a  Regulatory  Event

(i)                    Subject to clause (e) of this Condition 6, upon the occurrence of a Regulatory Event at any time after the Issue Date, the Issuer may elect, in its sole discretion, to  redeem  the  Notes,  in  whole  but  not  in  part,  on  the  relevant  Redemption  Date  at  their aggregate principal amount, together with any accrued and unpaid interest thereon to (but  excluding) such Redemption  Date.

(ii)                  A "Regulatory  Event"  will  have  occurred  if  any  of  the  Notes  ceases  to  be  eligible  in  full  to  be  (A)  treated  as  Additional  Tier  1  Capital,  and/or  (B)  counted  towards

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either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both).

(e)                  Conditions for  redemption

(i)                    If the Issuer elects to redeem the Notes pursuant to clause (b), (c) or (d) of this Condition 6, then the Issuer shall give the Holders not less than 30 and not more than  60 days' prior  notice  in  accordance  with  Condition 13 (Notices)  (a  "Redemption  Notice"),  which  notice  shall,  subject  to  clause (f) of  this  Condition  6, be irrevocable and specify (x) the clause of this Condition 6 pursuant to  which  the  redemption  is  to  be  made,  (y)  if  any  Definitive  Certificates  have  been  issued, the method by which Notes to be redeemed will be tendered, and (z) the date (which date shall be a Payment Business Day) on which the Issuer will redeem  the  Notes  pursuant  to  such  clause  of  this  Condition  6  (such  specified  date,  the  "Redemption  Date").

(ii)                  The Issuer may only redeem the Notes pursuant to clause (b) or (c) of this Condition 6 on the relevant Redemption Date if FINMA has approved such redemption  on  or  prior  to  such  Redemption  Date,  if  such  approval  is  then  required  under applicable Swiss laws  and  regulations.

(iii)                The Issuer  may  only  redeem  the  Notes  pursuant  to  any  clause  of  this  Condition  6  on the relevant Redemption Date if no Trigger Event or Viability Event has occurred prior to such  Redemption  Date.

(iv)                 If the Issuer elects to redeem the Notes pursuant to clause (c) or (d) of this Condition 6, then prior to the publication of the Redemption Notice pursuant to subclause (e)(i) of  this  Condition  6,  the  Issuer  shall  deliver  to  the  Fiscal  Agent

(A)     a certificate signed by two Authorised Signatories stating that the relevant requirement  or  circumstance  giving  rise  to  the  right  to  redeem  under  clause  (c)  or  (d),  as  applicable,  of  this  Condition  6  is  satisfied  and  the  reasons  therefor  and  such  certificate  will  be  conclusive  and  binding  on  the  Holders,  and  (B)  in  the  case  of  a  redemption  pursuant  to  clause (c) of  this  Condition 6 only,  an  opinion  of  independent  legal  advisers  of  recognised  standing  to  the  effect  that  circumstances  entitling the Issuer to exercise its right of redemption under clause (c) of this Condition  6  have arisen.

(f)                   Purchases

The Issuer or any other member of the Group or any of their respective affiliates may at any  time  purchase  Notes  at  any  price  in  the  open  market  or  otherwise,  provided  that

(i)     such purchase complies with any limits or conditions to which any member of the Group is subject under applicable banking laws and regulations at the time of such purchase, (ii) other than in the case of purchases made in connection with stabilisation measures in compliance with applicable law or in connection with any market making in the Notes, FINMA has approved such purchase (if such approval is then required under applicable  Swiss  laws  and  regulations)  on  or  prior  to  the  date  of  such  purchase,  and  (iii)  no  Trigger Event or Viability Event has occurred prior to the date of such purchase. Any Notes  so  purchased  may,  at  the  option  of  the  Issuer,  be  held,  reissued,  resold  or  cancelled.

(g)                  Cancellation

All Notes  redeemed  in  accordance  with  this  Condition  6  will be  cancelled  and  may  not  be  reissued or resold.

(h)                  Redemption of  other  instruments

For the avoidance of doubt, it is understood that, if, upon the occurrence of a Tax Event or a Regulatory Event, the Issuer does not elect to redeem the Notes pursuant to this Condition 6, nothing in this Condition 6 or any other provision of these Terms and Conditions  will  prohibit  the  Issuer  from  redeeming  (whether  early,  at  maturity  or

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otherwise) any  other  instruments  issued  by  any  member  of  the  Group  pursuant  to  the  terms  thereof.

7.                    CONTINGENT WRITE-DOWN

(a)                  Trigger Event

(i)                    Upon the occurrence of a Trigger Event, a Contingent Write-down will occur on the  Trigger  Event  Write-down  Date  in  accordance  with  clause (d) of  this  Condition  7.

(ii)                  A "Trigger Event" will have occurred if the Issuer gives the Holders a Trigger Event  Write-down Notice in  accordance  with clause (b)  of  this  Condition  7.

(b)                  Trigger Event  Write-down  Notice

(i)                    If, with respect to any Publication Date, the Trigger CET1 Ratio as of such Publication Date is less than the Write-down Threshold, the Issuer shall, subject to subclauses (b)(ii) and (b)(iii) of this Condition 7, give a Trigger Event Write- down  Notice  to  the  Holders  (x) if such  Publication  Date  is  an  Ordinary  Publication Date, within five Business Days of such Ordinary Publication Date (such fifth Business Day, the "Trigger Breach Determination Date", and the date  of  such  notice,  the  "Ordinary  Trigger  Event  Notice  Date"),  and  (y)  if  such  Publication Date is an Extraordinary Publication Date, on such Extraordinary Publication Date (the "Extraordinary Trigger Event Notice Date"), in each case  in  accordance  with  Condition  13  (Notices).

(ii)                  If a  Trigger  Event  Write-down  Notice  is  required  to  be  given  pursuant  to  subclause (b)(i) of this Condition 7, and on the relevant Publication Date any Higher-Trigger  Contingent  Capital  is  outstanding  with  respect  to  which  either

(x) no  Higher-Trigger  Write-down/Conversion  Notice  has  been  given  prior  to  the  Trigger  Event  Notice  Date  or  (y) a Higher-Trigger  Write-down/Conversion  Notice has been given prior to the Trigger Event Notice Date, but the Trigger Event  Write-down  Date  is  scheduled  to  occur  prior  to  the  relevant  Higher-Trigger  Write-down/Conversion Date,

(A)                 in the case of clause (x) above, the giving of such Trigger Event Write- down  Notice  will  be  postponed  until  the  date  on  which a Higher-Trigger  Write-down/Conversion Notice has been given with respect to all such outstanding Higher-Trigger Contingent Capital and such date will be deemed to be the Trigger Event  Notice Date; and

(B)                 in the  case  of  clauses (x) and  (y)  above,  if  the  Trigger  Event  Write-down  Date  is  scheduled  to  occur  prior  to  the  Higher-Trigger  Write-  down/Conversion Date (or, in the case of more than one Higher-Trigger Write-down/Conversion  Date,  the  latest  Higher-Trigger  Write-  down/Conversion Date), the Trigger Event Write-down Date will be postponed to the Higher-Trigger Write-down/Conversion Date (or the latest Higher-Trigger Write-down/Conversion Date, as applicable) and such postponement shall be specified in such Trigger Event Write-down Notice.

(iii)                If (A) a Trigger Event Write-down Notice is required to be given pursuant to subclause (b)(i) of this Condition 7 in relation to an Ordinary Publication Date, and (B) prior to the earlier of the Ordinary Trigger Event Notice Date and the Trigger    Breach    Determination    Date,    FINMA,    upon    the    request    of UBS Group AG, has agreed in writing that a Contingent Write-down is not required as a result of actions taken by the Group or circumstances or events, in each case, that have had, or imminently will have, the effect of restoring the CET1 Ratio as of the Balance Sheet Date relating to  the relevant Ordinary Publication  Date,  after  giving  pro  forma  effect  to  such  actions,  circumstances  or

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events, to  a  level  above  the  Write-down   Threshold   that   FINMA   and UBS  Group  AG  deem,  in  their  sole  discretion,  to  be  adequate  at  such  time,  (x)  the  Issuer  shall  not  give  such  Trigger  Event  Write-down  Notice  pursuant  to  subclause (b)(i) of  this  Condition 7 in  relation  to  the  relevant  Ordinary  Publication  Date,  and  (y) the Issuer  shall  give  notice  to  the  Holders  on  or  prior  to  the  Trigger  Breach  Determination  Date  in  accordance  with  Condition 13 (Notices), which notice shall state that no Contingent Write-down will occur in relation to the  relevant  Ordinary Publication Date.

(c)                  Viability Event

(i)                    Subject to  clause  (f)  of  this  Condition  7,  upon  the  occurrence  of  a  Viability  Event,

(A)     the Issuer shall give notice to the Holders in accordance with Condition 13 (Notices) within three days of the date on which such Viability Event occurred, which notice shall (x) state that a Viability Event has occurred and a Contingent Write-down will take place and (y) specify the date on which the Contingent Write-down will take place, which date shall be no later than ten Business Days after the date of such notice (such specified date, the "Viability Event Write- down  Date",  and  such  notice,  a  "Viability  Event  Write-down  Notice"),  and

(B)     a Contingent  Write-down  will  occur  on  the  Viability  Event  Write-down  Date  in accordance with clause  (d)  of  this  Condition  7.

(ii)                  A "Viability  Event"  will  have  occurred  if  prior  to  an  Alternative  Loss  Absorption  Date  (if any):

(A)                 FINMA has notified UBS Group AG in writing that it has determined a write-down of the Notes, together with the conversion or write-down, as applicable, of holders' claims in respect of all other capital instruments issued  by,  or  other  capital  obligations  (whether  qualifying  fully  or  partially  for  capital  treatment)  of,  any  member  of  the  Group  that,  pursuant to their terms or by operation of law, are capable of being converted  into  equity  or  written  down  at  that  time,  is,  because  customary  measures  to  improve  the  Group  Holding  Company's  capital  adequacy  are  at the time inadequate or infeasible, an essential requirement to prevent the  Group  Holding  Company  from  becoming  insolvent,  bankrupt,  unable  to  pay  a  material  part  of  its  debts  as  they  fall  due  or  unable  to  carry  on  its  business;  or

(B)                 customary measures to improve the Group Holding Company's capital adequacy being at the time inadequate or infeasible, the Group Holding Company has received an irrevocable commitment of direct or indirect extraordinary  support  from  the  Public  Sector  (beyond  customary  transactions  and  arrangements  in  the  ordinary  course)  that  has,  or  imminently  will  have,  the  effect  of  improving  the  Group  Holding  Company's capital adequacy and without which, in the determination of (and as notified in writing by) FINMA, the Group Holding Company would  have  become  insolvent,  bankrupt,  unable  to  pay a material  part  of  its  debts  as  they  fall  due or unable to  carry on its  business.

For the avoidance of doubt, it is understood that, a Viability Event may occur irrespective  of  whether  or  not  a  Trigger  Event  has  occurred  or  whether  any  of  the  conditions  to the issuance  of  a  Trigger  Event  Write-down  Notice  have  been met.

(d)                  Contingent Write-down

If the  Issuer  has  given  a  Write-down  Notice  in  accordance  with  this Condition 7, then on  the  relevant  Write-down  Date,

(i)                    the full principal amount of, and any accrued and unpaid interest (whether or not due  and  payable)  on,  each  Note  will  automatically  be  written  down  to  zero,  the

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Notes will  be  cancelled  and  all  references  to the principal  amount  of  the  Notes  in  these  Terms  and  Conditions  will  be construed accordingly;

(ii)                  the Holders will be automatically deemed to have irrevocably waived their right to receive, and will no longer have any rights against the Issuer with respect to, repayment  of  the  aggregate  principal  amount  of,  and  payment  of  any  accrued  and  unpaid interest on, the Notes written down pursuant to subclause (i) of  this  clause (d) (bedingter  Forderungsverzicht);  and

(iii)                all rights of any Holder for payment of any amounts under or in respect of the Notes (including, without limitation, any amounts arising as a result of, or due and payable upon the occurrence of, an Event of Default) will become null and void, irrespective of whether such amounts have become due and payable prior to the relevant  Write-down  Notice  Date or the Write-down Date.

(e)                  Determination of  CET1  Ratio  and Trigger CET1  Ratio

With respect  to  any  Publication  Date,  (i)  the  CET1 Ratio as  of  the  relevant  Balance  Sheet  Date, (ii) the Trigger CET1 Ratio as of such Publication Date and (iii) the components of both of the foregoing, in each case, as published on such Publication Date, will be final for purposes of this Condition 7, and any revisions, restatements or adjustments to any of the calculations described in subclauses (i) through (iii) of this clause (e) subsequently published will have  no  effect  for purposes of this Condition  7.

(f)                   Alternative loss  absorption

In the event of the implementation of any new, or amendment to or change in the interpretation of any existing, laws or components of National Regulations, in each case occurring  after  the  Issue  Date,  that  alone  or  together  with  any  other  law(s)  or  regulation(s)  has, in the joint determination of UBS Group AG and FINMA, the effect that clause (c) of this Condition 7 could cease to apply to the Notes without giving rise to a Regulatory Event, then the Issuer shall give notice to the Holders in accordance with Condition 13 (Notices) no later than five Business Days after such joint determination stating that such provisions will cease to apply from the date of such notice (the "Alternative Loss Absorption Date"), and from the date of such notice, such provisions will cease to apply to the Notes.

8.                    PAYMENTS; AGENTS

(a)                  All payments  required  to  be  made  under  the  Notes  will  be  made  available  in  good  time  in  freely disposable funds in USD, which will be placed at the free disposal of the Fiscal Agent on behalf of the Holders. If the Scheduled Due Date for any payment (whether in respect of principal, interest or otherwise) in respect of the Notes is not a Payment Business Day, then the Holders will not be entitled to payment thereof until the first Payment Business Day following the Scheduled Due Date, and the Holders will not be entitled to any additional sum in relation to such payment. All payments required to be made under the Notes (including, for the avoidance of doubt, any Additional Amounts) shall  be  made  to  the  Holders  in  USD  without  collection  costs,  without  any  restrictions  and  whatever the circumstances may be, irrespective of nationality, domicile or residence of the relevant Holder and without certification, affidavit or the fulfilment of any other formality;  provided,  however,  that,  in  the  case  of  Notes  represented  by  Definitive  Certificates,  such  Definitive  Certificates  must  be  presented  and,  in  the  case  of  redemption,  surrendered at the Specified Office of the relevant Paying Agent as a condition to receipt of  any  such  payment.

(b)                  The receipt by the Fiscal Agent of the due and punctual payment of funds in USD will release  the  Issuer from its  obligations  under  the  Notes  to the extent  of  such payment.

(c)                  Subject to clause (d)  of this Condition  8:

(i)                   the Issuer  reserves  the  right  to  terminate  the  appointment  of  any  Agent,  as  well  as  to  appoint  or,  after  any  such  appointment,  to  terminate  the  appointment  of,  one  or

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more other  paying  agents  to  carry  out  any  payment,  calculation  or  other  functions  in  respect  of  the  Notes  (each,  a  "Paying  Agent"),  provided  that  (A) so long  as  any  Note is outstanding, there will at all times be a Fiscal Agent, a Registrar and a Calculation Agent, (B) for so long as the Notes are listed on the SIX Swiss Exchange and if then required by the regulations of the SIX Swiss Exchange, the Issuer shall maintain a Paying Agent in Switzerland, which agent shall have an office in Switzerland and be a bank or securities dealer subject to supervision by FINMA, to perform the functions of a Swiss paying agent (the "Swiss Paying Agent"), and (C) any successor Calculation Agent must be a leading bank or financial institution that is experienced in the calculations and determinations to be  made  by  the Calculation Agent;  and

(ii)                 if at  any time the  Fiscal  Agent,  the  Registrar,  the  Calculation Agent, or  the  Swiss  Paying Agent, (A) becomes incapable of acting, or (B) is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy, or makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver of all or any  substantial  part  of  its  property,  or  admits  in  writing  its  inability  to  pay  or  meet  its debts as they mature, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property  is  appointed,  or  if  any  public  officer  takes  charge  or  control  of  it  or  of  its  property or affairs for the purpose of rehabilitation, conservation or liquidation (any such event, an "Agent Insolvency Event"), then the Issuer will terminate the appointment of such Agent in accordance with the Fiscal Agency Agreement and appoint a successor Agent; and

(iii)               if at any time the Calculation Agent fails to (A) duly calculate the Reset Interest Rate  and  the  Reset  Interest  Amount  for  any  Interest  Period  or  the  interest  amount  payable on the Redemption Date (if the Notes are to be redeemed pursuant to Condition 6 (Redemption  and  Purchase))  or  (B) comply with  any  other  requirement  in  relation  to  the  Notes,  then  the  Issuer  will  terminate  the  appointment of the Calculation Agent in accordance with the Fiscal Agency Agreement and appoint a successor Calculation Agent; provided, however, that, if the Calculation Agent duly calculates such Reset Interest Rate, Reset Interest Amount or interest amount payable on the Redemption Date, as the case may be, prior to its termination (and the appointment of its successor) taking effect in accordance with clause (d) of this Condition 8, the Issuer may elect, in its sole discretion  and  upon  written  notice  to  the  Holders  pursuant  to  Condition 13 (Notices),  to  cancel  such termination (and  appointment).

(d)                  Any appointment or termination of appointment of, or any resignation by, any Agent may only  take  effect  not  more  than  45  and  not  less  than  30  days  after  the  Issuer  has  notified  the  Holders  of  such  appointment,  termination  or  resignation  pursuant  to  Condition 13 (Notices); provided, however, that, in the case of the termination of an Agent with respect to which an Agent Insolvency Event has occurred, such termination may take effect prior the  expiry of such 30-day notice  period, so long as  a  successor  Agent  has  been appointed to  the  extent  required  by  the  immediately  succeeding  sentence.  Notwithstanding  the  foregoing, any termination of the appointment of, or resignation by, the Fiscal Agent, the Registrar, the Swiss  Paying  Agent,  or the Calculation  Agent  may  not take effect  until the Issuer  has  appointed  a  successor  Fiscal  Agent,  Registrar,  Swiss  Paying  Agent  or  Calculation  Agent,  as  applicable;  provided,  however,  that,  if  no  such  successor  has  been  appointed  within  30  days  of  the  scheduled  effectiveness  of  such  termination  or  resignation,  any  Holder  (on  behalf  of  itself  and  all  others  similarly  situated)  or,  pursuant  to  and  in  accordance  with  the  Fiscal  Agency  Agreement,  the  Fiscal  Agent,  the  Registrar,  any  Paying  Agent or the  Calculation  Agent,  as  the  case  may  be,  may  petition  any  court  of  competent  jurisdiction for the appointment of  a successor, at the expense  of the Issuer.

9.                    TAXATION

(a)                  All payments  to  be  made  by  or  on  behalf  of  the  Issuer  in  respect  of  the  Notes  (including,  for  the  avoidance  of  doubt,  payments  by  a  Paying  Agent)  shall  be  made  without

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withholding or deduction for, or on account of, any present or future taxes, duties, assessments  or  other  government  charges  of  any  nature  ("Taxes")  imposed,  levied,  collected, withheld or assessed by or on behalf of any Tax Jurisdiction or any political subdivision  thereof  or  any  authority  of  or  in  a  Tax  Jurisdiction  or  any  political  subdivision  thereof having the power to impose, levy, collect, withhold or assess Taxes, unless withholding,  deduction  or  accounting  for  such Taxes is  required  by law.

(b)                  In the event that any payment to be made by or on behalf of the Issuer in respect of the Notes (including, for the avoidance of doubt, payments by a Paying Agent) is subject to any withholding or deduction for, or on account of, any Taxes by requirement of law in a Tax  Jurisdiction  (as  determined  by  the  relevant  tax  authority  of  or  in  such  Tax  Jurisdiction), the Issuer shall pay such additional amounts as will result in the Holders receiving the amounts that they would have received in respect of the Notes if no such withholding  or deduction had  been  required  ("Additional  Amounts").

(c)                  No Additional Amounts will be payable pursuant to clause (b) of this Condition 9 in relation to any  Note:

(i)                    if the relevant Holder is liable for such Taxes on such Note as a result of having some  connection  with  the  relevant  Tax  Jurisdiction  other  than  its  mere  ownership  or  possession  of  such  Note  or  the  receipt  of  principal  or  interest  in  respect  thereof;  or

(ii)                  if such  Taxes  are  a  result  of  such  Note  having  been  presented  for  payment  (where  presentment  is  required)  more  than  30  days  after  the  Relevant  Date,  except  to  the  extent  that  the  Holder  would  have  been  entitled  to  receive  the  Additional  Amounts  if  it  had  presented such Note  for  payment  on  the  last  day  of  the 30-day period;  or

(iii)                with respect to any Tax collected pursuant to Sections 1471 through 1474 of the US  Internal  Revenue  Code,  as  amended  (the  "Code"),  the  regulations  promulgated  thereunder,  or  applicable  inter-governmental  agreements  or  agreements with the United States Internal Revenue Service entered into in connection with the implementation of such sections of the Code, or legislation enacted  by  a  non-United  States  jurisdiction  in  connection  with  the  implementation  of  such  sections  of  the Code (FATCA); or

(iv)                 where such withholding or deduction is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council  of  3 April 2020,  or  otherwise  changing  the  Swiss  federal  withholding  tax  system from an issuer-based system to a paying agent-based system pursuant to which a Person other than the issuer is required to withhold tax on any interest payments;  or

(v)                  to the extent any combination of subclauses (i) through (iv) of this clause (c) applies.

(d)                  Any reference in these Terms and Conditions to amounts payable by the Issuer in respect of  the  Notes  includes  (i)  any  Additional  Amount  payable  pursuant  to  this  Condition  9  and

(ii)    any sum  payable  pursuant  to  an  obligation  taken  in  addition  to  or  in  substitution  for  the  obligation  in  this  Condition  9.

10.                 STATUTE OF  LIMITATIONS

In accordance with Swiss law, (a) claims for interest payments under the Notes will become time- barred after the five-year period and (b) claims for the repayment or redemption of Notes will become  time-barred  after  the  ten-year  period,  in  each  case,  commencing  on  the  date  on  which  such  payments,  repayment  or redemption become due and payable.

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11.                 EVENTS OF  DEFAULT

(a)                  If any of the following events occurs, such occurrence will constitute an "Event of Default":

(i)                    the Issuer fails to pay the principal amount of any Note if and when the same becomes due and payable under these Terms and Conditions, and such failure continues  unremedied  for  a period of  30  days;  or

(ii)                  the Issuer fails to pay any interest on the Notes if and when the same becomes due and payable under these Terms and Conditions, and such failure continues unremedied for a period of 30 days;  or

(iii)                the Issuer  fails  to  observe  or  perform  any  other  covenant,  condition,  or  agreement  contained in these Terms and Conditions, and such failure continues unremedied for  a  period  of  60  days  after  written  notice  thereof  from  any  Holder  to  the  Issuer;  or

(iv)                 a Bankruptcy  Event.

(b)                  Upon the occurrence of an Event of Default relating to any failure of the Issuer to meet any payment obligation under these Terms and Conditions and subject to Condition 7 (Contingent  Write-down),  (i)  such  payment  obligation  (and  such  payment  obligation  only)  will be immediately deemed a due and payable (fällige) payment obligation of the Issuer, and (ii) if (A) the relevant Holder has formally requested payment of such payment obligation, (B) such payment obligation has not been fulfilled within the statutory period under Swiss law commencing after the date of such formal request and (C) a writ of payment (Zahlungsbefehl) has been  issued  with  respect  to  such  payment obligation pursuant  to  the  DEBA,  the  relevant  Holder  may  institute  proceedings  against  the  Issuer  in  Switzerland  (but  not  elsewhere)  to  enforce  its  rights  with  respect  to  such  payment  obligation  under  the DEBA.

(c)                  If a debt collection or insolvency proceeding with respect to the Issuer is instituted in Switzerland  in  accordance  with  clause  (b)  of  this  Condition  11,  the  Issuer  shall  not  (i)  after  having received the writ of payment (Zahlungsbefehl) relating to the relevant payment obligation, argue or plead that such payment obligation is not due and payable by the Issuer, or (ii) prior to the declaration of bankruptcy (or similar proceeding under Swiss insolvency laws), make any payment to the relevant Holder under or in connection with the  Notes.

(d)                  In the case of any Event of Default arising under subclause (a)(iii) of this Condition 11 and  subject  to  Condition 7 (Contingent  Write-down),  any  Holder  may  seek  specific  performance  or  damages  with  respect  to  such  Event  of  Default  pursuant  to  the  Swiss  Code  if so entitled thereunder. Any such damage claim of any Holder will rank junior to the rights  and  claims  of  all holders of Senior Obligations.

(e)                  In the case of any Event of Default arising under subclause (a)(iv) of this Condition 11 and subject to Condition 7 (Contingent Write-down), any Holder may, by written notice to the Issuer, declare the principal amount of any of its Notes, together with any accrued and unpaid interest thereon, immediately due and payable, without presentment, demand, protest  or other notice of any kind.

(f)                   No remedy against the Issuer other than those described in this Condition 11 will be available  to  the  Holders  in  connection  with  the  Issuer's  obligations  under  these  Terms  and  Conditions,  whether  for  the  recovery  of  amounts  owing  under  these  Terms  and  Conditions  or in respect of any breach by the Issuer of any of its other obligations under these Terms and  Conditions  or  otherwise.  In  particular,  no  Holder  may  declare  (i)  the  principal  amount  of any Notes due and payable prior to any Redemption Date, or (ii) any interest on any Notes due and payable prior to the relevant Interest Payment Date, except, in the case of each  of  subclauses  (i)  and  (ii)  of  this  clause  (f),  pursuant  to  clause  (e)  of  this  Condition  11.

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12.                 SUBSTITUTION AND  AMENDMENT

(a)                  If a Tax Event, a Regulatory Event or an Alignment Event has occurred, the Issuer may, without the consent of the Holders unless so required by mandatory provisions of Swiss law, either substitute all, but not some only, of the Notes for, or amend these Terms and Conditions  so that they  remain  or  become,  Compliant  Securities,  provided  that:

(i)                    neither a Tax Event nor a Regulatory Event arises as a result of such substitution or  amendment;

(ii)                  FINMA has approved such substitution or amendment (if such approval is then required  under  applicable Swiss laws  and  regulations);

(iii)                the Issuer has given the Holders not less than 30 days' notice of such substitution or amendment in accordance with Condition 13 (Notices), which notice (the "Substitution or Amendment Notice") will, subject to subclause (a)(iv) of this Condition 12, be irrevocable, and state the date on which such substitution or amendment  will  be  effective  (the  "Substitution  or  Amendment  Effective  Date");

(iv)                 prior to  the  publication  of  any  notice  pursuant  to  subclause (a)(iii) of  this  Condition 12, the Issuer shall deliver to the Fiscal Agent (A) a certificate signed by  two  Authorised  Signatories  stating  that  the  relevant  requirement  or  circumstance  giving  rise  to  the  right  to  substitute  or  amend  the  terms  of  the  Notes,  as applicable, pursuant to this clause (a) of this Condition 12 is satisfied and the reasons therefor and such certificate  will  be  conclusive and binding on the Holders,  and  (B)  an  opinion  of  independent  legal  advisers  of  recognised  standing  to  the  effect  that  circumstances  entitling  the  Issuer  to  exercise  its  right  to  substitute  or  amend  the  terms  of  the  Notes,  as  applicable,  pursuant  to  this  clause (a) of this Condition  12  have arisen; and

(v)                  no Trigger Event or Viability Event has occurred prior to the relevant Effective Date.

In connection with any substitution or amendment in accordance with this clause (a) of this Condition 12, the Issuer shall comply with the rules of any stock exchange on which the  Notes  are for the time being listed or admitted to trading.

An "Alignment Event" will have occurred if, as a result of any change in National Regulations  at  any  time  after  the  Issue  Date,  any  Relevant  Swiss  Issuer  would  be  permitted  to issue or guarantee (including, without limitation, by providing a guarantee, credit support  agreement  or  similar  undertaking),  or  has  issued  or  guaranteed  (including,  without  limitation, by providing a guarantee, credit support agreement or similar undertaking), a capital instrument that (i) is eligible in full to be (A) treated as Additional Tier 1 Capital and (B) counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both), and (ii) has terms and conditions that (A) include a write- down feature, and (B) contain one or more provisions that are, in the reasonable opinion of UBS Group AG, different in any material respect from those in these Terms and Conditions, which provisions, if they had been included in these Terms and Conditions, would have prevented the Notes from being eligible in full to be treated as Additional Tier  1  Capital  and/or  to  be  counted  towards  either  the  Going-Concern  LR  Requirement  or  the Going-Concern RWA Requirement (or both) immediately prior to such change in National  Regulations.

(b)                  In addition to its rights under clause (a) of this Condition 12, the Issuer may, without the consent of the Holders unless so required by mandatory provisions of Swiss law, make any amendment to these Terms and Conditions that it considers to be (i) necessary or desirable  to  give  effect  to  the  provisions  of  clause  (a)  of  Condition 14 (Issuer  Substitution)  (including, without limitation, (x) if the Substitute Issuer is organised and/or resident for tax purposes in a jurisdiction other than Switzerland, any amendments to any references to  the  jurisdiction  of  "Switzerland"  contained  herein,  including,  without  limitation,

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amendments to the definition of the term "Bankruptcy Event", the definition of the term "Business  Day",  the  governing  law  of  the  subordination  provisions  set  forth  in  Condition  4  (Status  and  Subordination)  and  the  provisions  of  Condition  11  (Events  of  Default),  and

(y) any amendments to reflect UBS Group AG's guarantee described in subclause (a)(iii) of  Condition 14 (Issuer  Substitution)),  or  (ii)  formal,  minor  or  technical  in  nature,  or

(iii)    necessary to  correct  a  manifest  error,  or  (iv)  not  materially prejudicial to  the  interests  of  the Holders.

(c)                  The Issuer  shall  notify  the  Holders  of  any  amendments  made  pursuant  to  clause  (b)  of  this  Condition 12 in accordance with Condition 13 (Notices), which notice shall state the date on which such  amendment  will  be effective.

(d)                  Any amendment made pursuant to this Condition 12 will be binding on the Holders in accordance  with  its  terms.

13.                 NOTICES

(a)                  So long  as  the  Notes  are  listed  on  the  SIX  Swiss  Exchange,  notices  to  Holders  shall  be  given  by  the  Issuer  (i)  by  means  of  electronic  publication  on  the  internet  website  of  the  SIX  Swiss  Exchange  (https://www.six-group.com/exchanges/index_en.html),  where  notices  are  as  at  the  Issue  Date  published  under  the  address  https://www.six-  group.com/en/products-services/the-swiss-stock-exchange/market-data/news-  tools/official-notices.html#/,  or  (ii)  otherwise  in  accordance  with  the  regulations  of  the  SIX Swiss Exchange. Any notice will be validly given on the date of such publication or, if  published  more  than  once,  on  the  date  of  the  first  such publication.

(b)                  If the  Notes  are  for  any  reason  no longer listed  on the SIX  Swiss  Exchange:

(i)                   if the Notes are represented by one or more Global Certificates deposited with a custodian for DTC, notices to Holders shall only be required to be given by the Issuer in accordance with clause (c)  of  this  Condition  13;  or

(ii)                 if the Global Certificate(s) have been exchanged for Definitive Certificates, the Issuer  shall  send  notices  to  Holders  by  first  class  mail  at  their  respective  addresses  as  recorded  in  the  Register,  and  any  such  notice  will  be  validly  given  on  the  fourth  Business  Day  after  the date of such mailing.

(c)                  So long as the Notes are represented by one or more Global Certificates deposited with a custodian  for  DTC,  any  notices  required  to  be  given  by  the  Issuer  to  the  Holders  hereunder  shall  also  be  given  to  the  Indirect  Holders  through  the  Fiscal  Agent  to  DTC  for  forwarding  to the Indirect Holders. Any such notice will be validly given on the date of delivery to DTC  in  accordance with DTC's  applicable procedures.

14.                 ISSUER SUBSTITUTION

(a)                  The Issuer (for purposes of this Condition 14, the "Current Issuer") may, without the consent  of  the  Holders,  substitute  any  entity  (whether  or  not  such  entity  is  organised  under  the laws of Switzerland) (such substitute entity, the "Substitute Issuer") for itself as principal debtor under the Notes upon giving no more than 30 and no less than 10 days' notice  to the Holders in  accordance  with  Condition  13  (Notices),  provided  that:

(i)                    the Substitute  Issuer  is  UBS Group AG or,  if  the  Substitute  Issuer  is  not  UBS Group AG, (A) an exemption exists from the requirement to register the Substitute Issuer as an investment company under the US Investment Company Act,  and  (B) at least  95  per  cent.  of  the  Substitute  Issuer's  capital  and  voting  rights  are  held,  directly or indirectly,  by  UBS  Group  AG;

(ii)                  the Current Issuer is not in default in respect of any amount payable under the Notes  at the time of such substitution;

(iii)                if the Substitute Issuer is not UBS Group AG, UBS Group AG has irrevocably and  unconditionally  guaranteed  to  the  Holders,  pursuant  to  article  111  of  the

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Swiss Code and on a subordinated basis corresponding mutatis mutandis to  Condition 4 (Status  and  Subordination),  the  due  and  punctual  payment  of  principal and interest and all other amounts due and payable by the Substitute Issuer under, or in respect of, the Notes upon receipt of the written request for payment of the relevant amount, and on the terms whereby subclause (iii) of Condition 5(h) (Cancellation  of  interest;  prohibited  interest),  Condition 9 (Taxation), Condition 11 (Events of Default) and Condition 19 (No Set-off by Holders) apply to UBS Group AG and to its obligations under such guarantee either by making the necessary consequential amendments to such Conditions or including such Conditions applicable to UBS Group AG and to its obligations under such guarantee in such guarantee itself, as applicable;

(iv)                 the Current  Issuer  and  the  Substitute  Issuer  (1)  have  entered  into  such  documents  (the  "Substitution  Documents")  as  are  necessary  to  give  effect  to  such  substitution and pursuant to which the Substitute Issuer has (x) undertaken in favour  of  each  Holder  to  be  bound  by  these  Terms  and  Conditions  as  the  principal  debtor  (on  a  subordinated  basis  corresponding  to  Condition 4 (Status  and  Subordination)) under the Notes in place of the Current Issuer and (y) assumed the  obligations  of  the  Current  Issuer  under  the  Fiscal  Agency  Agreement,  and

(2) procure that  all  action,  conditions  and  things  required  to  be  taken,  fulfilled  and  done (including, without limitation, the obtaining of any necessary consents) to ensure  that  the  Substitution  Documents represent valid,  legally  binding  and  enforceable obligations of the Substitute Issuer have been taken, fulfilled and done  and  are in full  force and effect;

(v)                  if the Substitute Issuer is resident for tax purposes in a jurisdiction (the "New  Residence")  other  than  that  in  which  the  Current  Issuer  prior  to  such  substitution  was  resident  for  tax  purposes  (the  "Former  Residence"),  the  Substitution  Documents contain an undertaking by the Substitute Issuer and/or such other provisions as may be necessary to ensure that each Holder has the benefit of an undertaking in terms corresponding to the provisions of Condition 9 (Taxation)  in relation to the payment of all amounts due and payable under, or in respect of, the  Notes  and  in  relation  to  the  guarantee  referred  to  in  clause  (iii)  above,  with,  in  the case of the Notes but not such guarantee, the substitution of references to the Former Residence with references to the New Residence, and an undertaking by the  Substitute  Issuer  to  indemnify  each  Holder  against  any  Tax  that  is  imposed  on  it by (or by any authority in or of) the New Residence and, if different, the jurisdiction of the Substitute Issuer's organisation with respect to any Note and that would not have been so imposed had the substitution not been made, as well as  against  any Tax, and  any cost or  expense, relating to such substitution;

(vi)                 if the  Substitute  Issuer  is  not  UBS Group AG, FINMA  has  approved  such  substitution (if such approval is then required under applicable Swiss laws and regulations), and the Current Issuer and the Substitute Issuer have obtained all other  necessary  governmental  and  other  approvals  and  consents  for  such  substitution and for the performance by the Substitute Issuer of its obligations under the Substitution Documents;

(vii)               if the Substitute Issuer is not organised under the laws of Switzerland, the Substitute Issuer has appointed a process agent as its agent in Switzerland to receive  service  of  process  on  its  behalf  in  relation  to  any  legal  proceedings  arising  out  of  or in connection  with  the Notes; and

(viii)             such substitution does not  give  rise  to a Tax Event or  a  Regulatory  Event.

(b)                  Upon any substitution pursuant to clause (a) of this Condition 14, (i) the Substitute Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Current Issuer under the Notes with the same effect as if the Substitute Issuer had been named  as  Issuer  in  these  Terms  and  Conditions,  and  (ii)  the  Current  Issuer  will  be  released  from its obligations  under the Notes.

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(c)                  After giving  effect  to  any  substitution  pursuant  to  clause  (a)  of  this  Condition  14,

(i)     references to  the  "Issuer"  in  the  Notes  and  these  Terms  and  Conditions  will  be  references  to  the  Substitute  Issuer,  and  (ii)  references  to  the  "Tax  Jurisdiction"  in  the  Notes  and these Terms and Conditions will be read and construed as including the jurisdiction of establishment of the Substitute Issuer and, if different, the jurisdiction in which the Substitute Issuer is resident for tax purposes instead of or in addition to (as the case may be) references to the jurisdiction of establishment  of the Issuer and Switzerland.

15.                 CONSOLIDATION, MERGER  OR  SALE

The Issuer will not consolidate with, merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with, into or to any Person of which at least 95 per cent. of such Person's capital and voting rights are held, directly  or  indirectly,  by  the  Issuer)  or  permit  any  Person  to  merge  with  or  into  the  Issuer  unless

(a)    the Issuer  will  be  the  continuing  Person,  or  (b)  the  Person  formed  by  such  consolidation  or  into  which  the  Issuer  is  merged  or  that  acquired  such  property  and  assets  of  the  Issuer  expressly  assumes  in  writing  (or,  in  the  case  of  an  acquisition  of  property  and  assets,  guarantees)  all  of  the  obligations  of  the Issuer under  the Notes.

16.                 FURTHER ISSUES

The Issuer may from time to time without the consent of the Holders issue further notes and, provided that such notes have the same terms and conditions as the Notes in all respects (or in all respects  except  for  the  issue  date  and/or  first  date  on  which  interest  is  paid),  such  further  notes  will  be consolidated and form a single series with the Notes. If the Issuer issues any such further notes pursuant to this Condition 16, references in these Terms and Conditions to "Notes" include such further  notes, unless the context otherwise requires.

17.                 CURRENCY INDEMNITY

Any amount  received  or  recovered  by  any  Holder  in  a  currency  other  than  USD  (whether  as  a  result  of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) under the Notes will only constitute a discharge of the Issuer to the extent of the amount in USD that such Holder is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery (or, if it is not practicable to purchase USD with such amount on such date, on the first date  on  which  it  is  practicable  to  do  so).  If  the  amount  of  USD  that  such  Holder  is  able  to  purchase  is less than the amount owed by the Issuer to such Holder under the Notes, the Issuer shall indemnify such Holder against any loss sustained by it as a result. In addition, the Issuer shall indemnify such Holder for the costs of making such purchase. For purposes of this Condition 17, it is sufficient for the relevant Holder to demonstrate that it would have suffered a loss had an actual purchase been made. The indemnities under this Condition 17 will (a) constitute a separate and  independent  obligation  from  the  Issuer's  other  obligations  hereunder,  (b)  give  rise  to  a  separate  and independent cause of action, (c) apply irrespective of any indulgence granted by any Holder and (d) continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in  respect  of  any amount due  under  the  Notes  or  any  other judgment or  order.

18.                 RULE 144A  INFORMATION

If at any time the Issuer is neither a reporting company under Section 13 or Section 15(d) of the US Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the US Exchange Act, the Issuer will comply with any applicable requirements of Rule 144A(d)(4) under the US Securities  Act in relation  to  the Notes.

19.                 NO SET-OFF  BY  HOLDERS

Subject to applicable law, each Holder and Indirect Holder, by acceptance of any direct or beneficial  interest  in  a  Note,  agrees  that  it  will  not,  and  waives  its  right  to,  exercise,  claim  or  plead  any  right  of  set-off,  compensation  or  retention  with  respect  to  any  amount  owed  to  it  by  the  Issuer  in respect of,  or arising in  connection  with, the Notes.

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20.                 NO CONVERSION

Notwithstanding the powers of FINMA under articles 25 et seq. of the FBA or pursuant to any successor  or  analogous  Swiss  law  or  regulation  applicable  to  bank  holding  companies  in  Switzerland such as UBS Group AG, the Notes shall under no circumstances be converted into equity  of  the  Issuer, and shall only absorb losses pursuant  to  these  Terms  and Conditions.

21.                 GOVERNING LAW  AND  JURISDICTION

(a)                  The Notes  shall  be  governed  by  and  construed  in  accordance  with  the  laws  of  Switzerland.

(b)                  The courts of the  Canton  of  Zurich  (venue  being  the  City  of Zurich) shall  have  exclusive  jurisdiction  to settle any disputes that  may  arise  out  of  or  in  connection  with the Notes.

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